AGREEMENT AND PLAN OF MERGER

                         dated as of November 17, 1995

                                 by and between

                         Republic Bancorporation, Inc.

                                      and

                            ExecuFirst Bancorp, Inc.



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                               TABLE OF CONTENTS

I.       THE MERGER; EFFECTS OF THE MERGER
         1.01     The Merger
         1.02     Effective Date and Effective Time
         1.03     Amendment of ExecuFirst Articles and By-Laws
II.      CONSIDERATION
         2.01     Merger Consideration
         2.02     Stockholder Rights; Stock Transfers
         2.03     Fractional Shares
         2.04     Exchange Procedures
         2.05     Dissenting Shares
         2.06     Options
III.     ACTIONS PENDING MERGER
         3.01     Ordinary Course
         3.02     Capital Stock
         3.03     Dividends, Etc.
         3.04     Compensation
         3.05     Benefit Plans
         3.06     Acquisitions and Dispositions
         3.07     Amendments
         3.08     Accounting Methods
         3.09     Adverse Action
         3.10     Agreements
IV.      REPRESENTATIONS AND WARRANTIES
         4.01     Disclosure Letters
         4.02     Standard
         4.03     Representations and Warranties of Republic
         4.04     Representations and Warranties of ExecuFirst
V.       COVENANTS
         5.01     Reasonable Best Efforts
         5.02     Stockholder Approval
         5.03     Registration Statement
         5.04     Press Releases
         5.05     Access; Information
         5.06     Acquisition Proposals
         5.07     Affiliate Agreements
         5.08     Certain Modifications; Restructuring Charges
         5.09     Takeover Laws
         5.10     No Rights Triggered
         5.11     Shares Listed
         5.12     Regulatory Applications
         5.13     Indemnification
         5.14     Benefit Plans
         5.15     Accountant's Letter

         5.16     Stock Option Agreements
         5.17     Notification of Certain Matters
VI.      CONDITIONS TO CONSUMMATION OF THE MERGER
         6.01     Shareholder Vote
         6.02     Regulatory Approvals
         6.03     Third Party Consents
         6.04     No Injunction, Etc.
         6.05     Pooling Letters
         6.06     Representations, Warranties and Covenants of ExecuFirst
         6.07     Representations, Warranties and Covenants of Republic
         6.08     Effective Registration Statement
         6.09     Blue-Sky Permits
         6.10     Tax Opinion
         6.11     Articles of Amendment
         6.12     Listing
         6.13     Dissenters Rights
         6.14     Fairness Opinion
         6.15     Accountants' Letters
         6.16     Certain Director and Officer Positions
         6.17     Consent of Republic Option Holders
         6.18     Employment Agreements
         6.19     Chairman's Agreement
         6.20     Shareholders' Equity
         6.21     Delivery of Documents, Legal Opinion
VII.     TERMINATION
         7.01     Termination
         7.02     Effect of Termination and Abandonment
VIII.    OTHER MATTERS
         8.01     Survival
         8.02     Waiver; Amendment
         8.03     Counterparts
         8.04     Governing Law
         8.05     Expenses
         8.06     Confidentiality
         8.07     Notices
         8.08     Definitions
         8.09     Entire Understanding; No Third Party Beneficiaries
         8.10     Headings




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                                LIST OF EXHIBITS

      EXHIBIT                    DESCRIPTION
      -------                    -----------
         A         FORM OF EXECUFIRST BY-LAWS
         B         FORM OF AMENDED AND RESTATED STOCK OPTION PLAN
         C         FORM OF REPUBLIC AFFILIATE'S LETTER
         D         FORM OF EXECUFIRST AFFILIATE'S LETTER
         E         FORM OF REPUBLIC STOCK OPTION AGREEMENT
         F         FORM OF EXECUFIRST STOCK OPTION AGREEMENT
         G         FORM OF LEGAL OPINION


         AGREEMENT AND PLAN OF MERGER, dated as of the 17th day of November, 1995 (this "Plan"), by and between Republic Bancorporation, Inc., a Pennsylvania corporation ("Republic") and ExecuFirst Bancorp, Inc., a Pennsylvania corporation ("ExecuFirst").

                                    RECITALS

         WHEREAS, the parties hereto desire that Republic merge with and into ExecuFirst upon the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, the Board of Directors of each of Republic and ExecuFirst has approved and adopted this Plan.

         NOW, THEREFORE, in consideration of their mutual promises and obligations, the parties hereto approve, adopt and make this Plan and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:


                      I. THE MERGER; EFFECTS OF THE MERGER

         1.01     The Merger.  At the Effective Time (as defined in Section
1.02):

                  (A) The Surviving Corporation. Republic shall merge with and into ExecuFirst (the "Merger"), the separate existence of Republic shall cease and ExecuFirst shall survive and continue to exist as a Pennsylvania corporation (the "Surviving Corporation").

                  (B) Effect of the Merger. Subject to the satisfaction or waiver of the conditions set forth in Article VI in accordance with the terms of this Plan, the Merger shall become effective upon the filing in the office of the Department of State of the Commonwealth of Pennsylvania of a certificate of merger (the "Certificate of Merger"), or such later date and time as may be set forth in the Certificate of Merger, in accordance with Section 1928 of the Pennsylvania Business Corporation Law of 1988 (the "PABCL"). The Merger shall have the effects prescribed in Section 1929 of the PABCL.

                  (C) Certificate of Incorporation and By-laws. The Certificate of Incorporation and By-Laws of the Surviving Corporation shall be those in effect at the Effective Time (as defined below) as described in Section 1.03 hereof.

         1.02 Effective Date and Effective Time. Subject to the conditions to the obligations of the parties to effect the Merger as set forth in Article VI, the parties shall cause the effective date of the Merger (the "Effective Date") to occur on (1) the fifteenth (15) calendar day to occur after the last of the conditions set forth in Article VI hereof have been satisfied or waived in accordance with the terms of this Plan or (2) such other date to which the parties may agree in writing. The time on the Effective Date when the Merger shall become effective is referred to as the "Effective Time."



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         1.03 Amendment of ExecuFirst Articles and By-Laws. At or prior to the
Effective Time, as the case may be, the articles of incorporation of ExecuFirst shall be amended in substantially the form as shall be agreed upon between the parties (the "Articles of Amendment") and the By-Laws of ExecuFirst shall be amended in substantially the form attached hereto as Exhibit A (the "Amended By-Laws").


                               II. CONSIDERATION

         2.01 Merger Consideration. Subject to the provisions of this Plan, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any stockholder:

                  (A) Outstanding ExecuFirst Common Stock. Each share of ExecuFirst Common Stock (as defined in Section 4.04(B)) issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding.

                  (B) Outstanding Republic Common Stock. Subject to section 2.05, each share (excluding shares held by Republic or any of its subsidiaries, if any (as defined in Section 8.08) ("Republic Treasury Shares")) of Republic Common Stock (as defined in Section 4.03(B)) issued and outstanding immediately prior to the Effective Time shall become and be converted into the right to receive a number of shares of the Surviving Corporation's Common Stock (as defined in Section 2.02) equal to the quotient obtained from dividing the Republic Book Value Per Share (as defined below) by the ExecuFirst Book Value Per Share (as defined below) (the "Exchange Ratio").

           The "Republic Book Value Per Share" shall mean the quotient obtained by dividing (x) the total shareholders' equity of Republic as reflected on Republic's Financial Statements for the calendar quarter ended immediately preceding the Effective Time, as determined in accordance with generally accepted accounting principles consistently applied by (y) the number of issued and outstanding shares of Republic Common Stock as of the Effective Time, less the number of Republic Treasury Shares as of the Effective Time. The "ExecuFirst Book Value Per Share" shall mean the quotient obtained by dividing (x) the total shareholders' equity of ExecuFirst as reflected on ExecuFirst' Financial Statements for the calendar quarter ended immediately preceding the Effective Time, as determined in accordance with generally accepted accounting principles consistently applied; provided, however, that subsequent changes after September 30, 1995 in the valuation reserve accounted for in compliance with FAS No. 115 shall not be recognized as a change in shareholders' equity as defined in this Agreement, by (y) the number of issued and outstanding shares of ExecuFirst Common Stock as of the Effective Time, less the number of shares of ExecuFirst Common Stock held by ExecuFirst or any of its subsidiaries ("ExecuFirst Treasury Shares").

         2.02 Stockholder Rights; Stock Transfers. Each share of Republic Common Stock, without any notice by the holder thereof, which is issued and outstanding at the Effective Time, shall be converted into the right to receive shares of common stock $.01 par value per share, of the Surviving Corporation (the "Surviving Corporation Common Stock") in accordance with this Article II. At the Effective Time, holders of Republic Common Stock shall have no rights as, and shall cease to be stockholders of Republic, other than the right to receive the consideration provided under this Article II. After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of shares of Republic Stock.

         2.03 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of the Surviving Corporation Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, the Surviving Corporation shall pay to each holder of Republic Common Stock who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such fraction by ExecuFirst Book Value Per Share.

         2.04 Exchange Procedures. (A) As promptly as practicable after the Effective Date, the Surviving Corporation shall send or cause to be sent to each former holder of shares (other than Republic Treasury Shares) of Republic Common Stock of record immediately prior to the Effective Date transmittal materials for use in exchanging such stockholder's certificates formerly representing Republic Stock ("Old Certificates") for the consideration set forth in this
Article II. The certificates representing the shares of Surviving Corporation Common Stock ("New Certificates") into which shares of such stockholder's shares of Republic Common Stock are converted on the Effective Date and any check in respect of fractional share interests which such person shall be entitled to receive will be delivered to such stockholder only upon delivery to Midlantic Bank as Exchange Agent (the "Exchange Agent") of Old Certificates representing all of such shares of Republic Common Stock (or indemnity satisfactory to the Surviving Corporation and the Exchange Agent if any of such certificates are lost, stolen or destroyed,) owned by such stockholder. No interest will be paid on any payments to be paid in lieu of fractional share interests or dividends or distributions which any such person shall be entitled to receive pursuant to this Article II upon such delivery. Old Certificates surrendered for exchange by any Affiliate (as defined in Section 5.07) of Republic shall not be exchanged for New Certificates until the Surviving Corporation has received a written agreement from such person as specified in Section 5.07.

                  (B) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Republic Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         2.05 Dissenting Shares. Notwithstanding anything to the contrary contained in this Agreement, shares of Republic Common Stock with respect to which dissenters' rights, if any, are granted by reason of the Merger and the PABCL and who do not vote in favor of the Merger and who otherwise comply with the provisions of Subchapter D of Chapter 15 of the PABCL ("Republic Dissenting Shares") shall not be entitled to shares of Surviving Corporation Common Stock pursuant to Section 2.01 hereof, unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under the PABCL, and shall be entitled to receive only the payment provided for by the PABCL. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder's dissenters' rights under the PABCL, such holder's Republic Dissenting Shares shall thereupon be deemed to remain outstanding and entitled to shares of Surviving Corporation Common Stock pursuant to this Agreement.

         2.06 Options. In accordance with Section 5.02 hereof, ExecuFirst shall submit to its shareholders for their approval an Amended and Restated Stock Option Plan, in substantially the form attached hereto as Exhibit B (the "Amended and Restated Surviving Corporation Option Plan"), to provide for the award of long term incentives to
(i) holders of Republic Stock Options (as defined below) immediately prior to the Effective Date, and (ii) the officers and key employees of the Surviving Corporation and its subsidiaries. From and after the Effective Time, all employee and director stock options to purchase shares of Republic Common Stock (each, a "Republic Stock Option"), which are then outstanding and unexercised, shall be converted into and become options to purchase shares of the Surviving Corporation Common Stock, and the Surviving Corporation shall assume each such Republic Stock Option in accordance with the terms of the plan and agreement by which it is evidenced; provided, however, that from and after the Effective Time
(i) each such Republic Stock Option assumed by the Surviving Corporation may be exercised solely to purchase shares of the Surviving Corporation Common Stock pursuant to the Amended and Restated Surviving Corporation Option Plan, (ii) the number of shares of the Surviving Corporation Common Stock purchasable upon exercise of such Republic Stock Option shall be equal to the number of shares of Republic Common Stock that were purchasable under such Republic Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounding down to the nearest whole share, with cash being paid for any fractional share interest that otherwise would be purchasable, and (iii) the per share exercise price under each such Republic Stock Option shall be equal to the product of (x) the exercise price of such Republic Stock Option immediately prior to the Effective Date, and (y) the quotient obtained by dividing 1 by the Exchange Ratio, and rounding up to the nearest cent. The terms of each Republic Stock Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction with respect to the Surviving Corporation Common Stock on or subsequent to the Effective Date. It is intended that the foregoing assumption shall be effected in a manner which is consistent with the requirements of Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"), as to any Republic Stock Option that is an "incentive stock option" (as defined in Section 422 of the Code).


                          III. ACTIONS PENDING MERGER

         From the date hereof until the Effective Time, except as expressly contemplated in this Plan, (i) without the prior written consent of ExecuFirst (which consent shall not be unreasonably withheld or delayed) Republic will not, and will cause each of its subsidiaries not to and (ii) without the prior written consent of Republic (which consent shall not be unreasonably withheld or delayed) ExecuFirst will not and will cause each of its subsidiaries not to:

         3.01 Ordinary Course. Conduct the business of it and its subsidiaries other than in the ordinary and usual course or, to the extent consistent therewith, fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action that would (i) affect the ability of any party to obtain any necessary approvals of any Regulatory Authorities (as defined in Section 4.03(H)) required for the transactions contemplated hereby without the imposition of a condition, restriction or requirement which would so materially and adversely impact the economic or business benefits to ExecuFirst or Republic of the transactions contemplated by this Plan that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Plan or (ii) adversely affect its ability to perform any of its material obligations under this Plan.

         3.02 Capital Stock. Other than (i) as Previously Disclosed in Section 4.03(B) of its Disclosure Letter (as defined in Section 4.01) with respect to Republic or Section 4.04(B) of its Disclosure Letter with respect to ExecuFirst,
(ii) in connection with acquisitions of businesses permitted in Section 3.06 or
(iii) under the relevant Stock Option Agreement (as defined in Section 5.16), or pursuant to options to purchase Republic Common Stock or ExecuFirst Common Stock, as the case may be, which are outstanding as of the date hereof (x) issue, sell or otherwise permit to become outstanding any additional shares of capital stock, any stock appreciation rights, or any Rights (as defined in Section 8.08), or declare or otherwise effect any stock split, stock dividend, recapitalization or any similar transaction, (y) enter into any agreement with respect to the foregoing, or (z) permit any additional shares of capital stock to become subject to new grants of employee stock options, stock appreciation rights, or similar stock-based employee rights.

         3.03 Dividends, Etc. (1) Make, declare or pay any dividend, (2) except as Previously Disclosed in Section 3.03 of its Disclosure Letter, directly or indirectly, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock or, (3) other than as Previously Disclosed in
Section 4.03(B) of its Disclosure Letter with respect to Republic or Section 4.04(B) of its Disclosure Letter with respect to ExecuFirst or as required by the relevant Stock Option Agreement, authorize the creation or issuance of, or issue, any additional shares of its capital stock or any Rights with respect thereto.

         3.04 Compensation. Except as otherwise mutually agreed to by Republic and ExecuFirst, or as Previously Disclosed in Section 3.04 of its Disclosure Letter, enter into or amend any written employment, severance or similar agreements or arrangements with any of its directors, officers or employees, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except for (i) normal individual increases in compensation to employees in the ordinary course of business consistent with past practice or consistent with individual increases for similarly situated employees, or (ii) other changes as may be required by law or to satisfy obligations existing as of the date hereof.

         3.05 Benefit Plans. Enter into or modify (except as specifically provided in this Agreement or as may be required by applicable law or to satisfy contractual obligations existing as of the date hereof, which to the extent practicable have been Previously Disclosed in Section 3.05 of its Disclosure Letter) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including without limitation taking any action that accelerates the vesting or exercise of any benefits payable thereunder.

         3.06 Acquisitions and Dispositions. Except as Previously Disclosed in
Section 3.06 of its Disclosure Letter and except for dispositions and acquisitions of assets in the ordinary and usual course of business consistent with past practice, dispose of or discontinue any portion of its assets, business or properties, which is material to it and its subsidiaries taken as a whole, or merge or consolidate with or acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the business or property of any other entity which is material to it and its subsidiaries taken as a whole (any of the foregoing, a "Business Combination Transaction").

         3.07 Amendments. Except, in the case of ExecuFirst by filing the Articles of Amendment and adopting the Amended and Restated By Laws, in substantially the form attached hereto as Exhibit A, amend its articles or certificate of incorporation or By Laws.

         3.08 Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles or by regulation of any banking or governmental authority having jurisdiction over Republic or ExecuFirst.

         3.09 Adverse Actions. (1) Knowingly take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying (i) for pooling-of-interests accounting treatment or (ii) as a reorganization within the meaning of Section 368(a) of the Code; provided, however, that nothing contained herein shall limit the ability of Republic or ExecuFirst to exercise its rights under the Stock Option Agreements; or (2) knowingly take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Plan being or becoming untrue in any material respect at any time prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VI not being satisfied or (z) a material violation of any provision of this Plan except, in every case, as may be required by applicable law.

         3.10 Agreements. Agree or commit to do anything prohibited by Sections 3.01 through 3.09.



                       IV. REPRESENTATIONS AND WARRANTIES

         4.01 Disclosure Letters. On or prior to the date hereof, ExecuFirst has delivered to Republic and Republic has delivered to ExecuFirst a letter (as the case may be, its "Disclosure Letter") setting forth, among other things, items the disclosure of which is necessary or appropriate in relation to any or all of its representations, warranties and covenants; provided, that (i) no such item is required to be set forth in a Disclosure Letter as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standards established by Section 4.02, and (ii) the mere inclusion of an item in a Disclosure Letter shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect (as defined in Section 8.08).

         4.02 Standard. No representation or warranty of Republic contained in
Section 4.03 (other than the representations and warranties contained in (i) Sections 4.03(B) and (T)(ii), which shall be true and correct (except for inaccuracies which are de minimis in amount) and (ii) Sections 4.03(E), (O) and
(T)(i), which shall be true and correct in all material respects) shall be deemed untrue or incorrect, and shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event if such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Section 4.03 is not reasonably likely to, have a Material Adverse Effect. No representation or warranty of ExecuFirst contained in Section 4.04 (other than the representations and warranties contained in (i) Sections 4.04(B) and (T)(ii), which shall be true and correct (except for inaccuracies which are de minimis in amount) and
(ii) Sections 4.04(E), (O), and (T)(i), which shall be true and correct in all material respects) shall be deemed untrue or incorrect, and shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event if such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Section 4.04 is not reasonably likely to, have a Material Adverse Effect.

         4.03 Representations and Warranties of Republic.  Subject to Sections
4.01 and 4.02, Republic hereby represents and warrants to ExecuFirst as follows:

                  (A) Organization, Standing, and Authority. It is a corporation duly organized and existing and in good standing under the laws of the Commonwealth of Pennsylvania, with its principal executive offices located in Philadelphia, Pennsylvania. It is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. It has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

                  (B) Shares. (1) As of the date hereof, Republic has 10,000,000 authorized shares of common stock, par value $.01 per share ("Republic Common Stock"), and 10,000,000 authorized shares of preferred stock, par value $.01 per share ("Republic Preferred Stock"; and, together with the Republic Common Stock, "Republic Stock"), (no other class or series of capital stock being authorized), of which 794,263 shares of Republic Common Stock, and no shares of Republic Preferred Stock, were issued and outstanding as of October 31, 1995. The outstanding shares of its capital stock are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). Except as Previously Disclosed in
Section 4.03(B) of its Disclosure Letter, there are no shares of its capital stock authorized and reserved for issuance, it does not have any Rights issued or outstanding with respect to its capital stock, and it does not have any commitment to authorize, issue or sell any such shares or Rights, except pursuant to this Plan or the relevant Stock Option Agreement. Since September 30, 1995 it has issued no shares of its capital stock except pursuant to plans or commitments Previously Disclosed in Section 4.03(B) of its Disclosure Letter.

                           (2) The number of shares of Republic Common Stock
which are issuable upon exercise of the Republic Stock Option Agreement (as defined in Section 5.16 hereof) as of the date hereof are Previously Disclosed in Section 4.03(B) of its Disclosure Letter.

                  (C) Subsidiaries. (1) It has Previously Disclosed in Section 4.03(C) of its Disclosure Letter a list of all its subsidiaries together with state of incorporation for each such subsidiary and the states or jurisdictions in which such subsidiary is qualified to conduct business, (2) no equity securities of any of its significant subsidiaries (as defined in Section 8.08) are or may become required to be issued (other than to it or a subsidiary of it) by reason of any rights), (3) there are no contracts, commitments, understandings, or arrangements by which any of such significant subsidiaries is or may be bound to sell or otherwise transfer any shares of the capital stock of any such significant subsidiary (other than to it or a subsidiary of it), (4) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such shares (other than to it or a subsidiary of it), and (5) all of the shares of capital stock of each such significant subsidiary held by it or its subsidiaries are fully paid and nonassessable and are owned by it or its subsidiaries free and clear of any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance ("Liens").

                           (2) Except as Previously Disclosed in Section 4.03(C)
of its Disclosure Letter, it does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

                           (3) Except as Previously Disclosed in Section 4.03(C)
of its Disclosure Letter, each of its significant subsidiaries has been duly organized and is validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing, in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

                   (D) Corporate Power. It and each of its significant subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and it has the corporate power and authority to execute, deliver and perform its obligations under this Plan and the Stock Option Agreements.

                  (E) Corporate Authority. Subject to receipt of the requisite approval of its stockholders referred to in Section 6.01, this Plan and the Stock Option Agreements and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of it and this Plan is a valid and binding agreement of it enforceable in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, liquidation or similar laws relating to, or affecting the enforcement of creditor's rights and remedies or by other equitable principles of general application whether enforceability is considered in a proceeding in equity or at law).

                  (F) No Default. Except as Previously Disclosed in Section 4.03(F) of its Disclosure Letter, subject to receipt of the regulatory approvals and expiration of the waiting periods referred to in Section 6.02, the execution, delivery and performance of this Plan and the consummation of the transactions contemplated hereby by it, do not and will not (i) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, Governmental permit or license, or agreement, indenture or instrument of it or of any of its significant subsidiaries or to which it or any of its significant subsidiaries or properties is subject or bound, (ii) constitute a breach or violation of, or a default under, its articles or certificate of incorporation or by-laws, or (iii) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license agreement, indenture or instrument.

                  (G) Financial Reports. Its balance sheets at December 31, 1994 and September 30, 1995 and statement of operations and statement of cash flow for the periods ended December 31, 1994 and September 30, 1995 ("Republic Financial Statements") fairly present the financial position and results of operation of the entity or entities to which it relates as of its date or for each of the applicable periods, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements. It does not expect to make any material audit or other adjustments to the Republic Financial Statements.

                  (H) Litigation; Regulatory Action. Except as Previously Disclosed in Section 4.03(H) of its Disclosure Letter:

                           (1) no litigation, proceeding or controversy before
any court or governmental agency is pending against it or any of its subsidiaries and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened;

                           (2) to the best of its knowledge, upon reasonable
investigation, no litigation, proceeding or controversy before any court is pending against any of its current officers or directors or its subsidiaries' current officers and directors with respect to the business of Republic and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened;

                          (3) neither it nor any of its subsidiaries or
properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits (including, without limitation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation or the Commonwealth of Pennsylvania Department of Banking) or the supervision or regulation of it or any of its subsidiaries (collectively, the "Regulatory Authorities"); and

                         (4) neither it nor any of its subsidiaries has been
advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum or understanding, commitment letter or similar submission.

                  (I) Compliance with Laws. Except as Previously Disclosed in
Section 4.03 of its Disclosure Letter, it and each of its subsidiaries:

                           (1) is in compliance, in the conduct of its
business, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, all applicable state and federal securities laws, the Bank Holding Company Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices, except in all cases which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect;

                           (2) has all permits, licenses, authorizations,
orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and

                           (3) has received, since December 31, 1994, no
notification or communication from any Regulatory Authority (i) asserting that it or any of its subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Regulatory Authority enforces or
(ii) threatening to revoke any license, franchise, permit, or governmental authorization or (iii) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, federal deposit insurance (nor, to its knowledge, do any grounds for any of the foregoing exist).

                 (J) Defaults; Properties. (1) Except as Previously Disclosed in Section 4.03(J) of its Disclosure Letter, neither it nor any of its subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                           (2) Except as Previously Disclosed in Section 4.03(J)
of its Disclosure Letters, it and its subsidiaries have good and marketable title, free and clear of all Liens (other than Liens for current taxes not yet delinquent or pledges to secure deposits) to all of the material properties and assets, tangible or intangible. To its knowledge, all buildings and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis and are held under leases or subleases by it or its subsidiaries are held under valid leases or subleases enforceable in accordance with their respective terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability affecting creditors' rights or by general equity principles).

                  (K) No Finders Fee. Except as Previously Disclosed in Section 4.03(K) of its Disclosure Letter, all negotiations relative to this Plan and the transactions contemplated hereby have been carried on by it directly with the other parties hereto and no action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other payment or commission as a result of the execution and delivery hereof or the consummation of the transactions contemplated hereby.

                  (L) Employee Benefit Plans. (1) Its Disclosure Letter on
Section 4.03(L) contains a complete list of all bonus, vacation, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, all medical, dental, disability, health and life insurance plans, all other employee benefit and fringe benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by it or any of its subsidiaries for the benefit of officers, former officers, employees, former employees, directors, former directors, or the beneficiaries of any of the foregoing ("Compensation and Benefit Plans").

                           (2) True and complete copies of its Compensation and
Benefit Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto have been supplied to the other party.

                           (3) Each of its Compensation and Benefit Plans has
been administered in compliance with the terms thereof. All "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of it and its subsidiaries (its "Benefit Plans"), to the extent subject to ERISA, are in compliance with ERISA, the Code, the Age Discrimination in Employment Act and other applicable laws. Each Benefit Plan of it or its subsidiaries which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and it is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. Except as Previously Disclosed in Section 4.03(L) of its Disclosure Letter, there is no pending or, to its knowledge, threatened litigation or governmental audit, examination or investigation relating to the Benefit Plans. Neither it nor any of its subsidiaries has engaged in a transaction with respect to any Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject it or any of its subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

                          (4) No liability under Subtitle C or D of Title IV of
ERISA has been or is expected to be incurred by it or any of its subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under Section 4001(a)(15) of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither it nor any of its subsidiaries presently contributes to a Multiemployer Plan, nor have they contributed to such a plan within the past five calendar years. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan of it or any of its subsidiaries or by any ERISA Affiliate within the past 12 months.

                           (5) All contributions, premiums and payments required
to be made under the terms of any Benefit Plan of it or any of its subsidiaries have been made. Neither any Pension Plan of it or any of its Subsidiaries nor any single-employer plan of an ERISA Affiliate of it or any of its subsidiaries has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither it nor any of its subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                           (6) Under each Pension Plan of it or any of its
subsidiaries which is a single-employer plan as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Benefit Plan's most recent actuarial valuation) did not exceed the then current value of the assets of such Benefit Plan, and there has been no adverse change in the financial condition of such Benefit Plan (with respect to either assets or benefits) since the last day of the most recent Plan year.

                           (7) Except as Previously Disclosed in Section 4.03(L)
of its Disclosure Letter, neither it nor any of its subsidiaries has any obligations for retiree health and life benefits under any plan.

                           (8) Except as Previously Disclosed in Section 4.03(L)
of its Disclosure Letter, neither the execution and delivery of this Plan nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employees or any of its subsidiaries under any Compensation and Benefit Plan or otherwise from it or any of its subsidiaries, (ii) increase any benefits otherwise payable under any Compensation and Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

                 (M) Labor Matters. Neither it nor any of its subsidiaries is a party to, or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its subsidiaries the subject of a proceeding asserting that it or any such subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of its subsidiaries, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving it or any of its subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

                  (N) Insurance. It and its subsidiaries have taken all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Plan and the transactions contemplated hereby) that are known to it.

                  (O) Takeover Laws. It has taken all action required to be taken by it in order to exempt this Plan, the relevant Stock Option Agreement and the transactions contemplated hereby and thereby, from, and this Plan, and the relevant Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any "moratorium", "control share", "fair price" or other antitakeover laws and regulations (collectively, "Takeover Laws") of the Commonwealth of Pennsylvania.

                  (P) Environmental Matters. Except as Previously Disclosed in
Section 4.03(P) of its Disclosure Letter:

                           (1) To its knowledge, it and each of its
subsidiaries, the Participation Facilities and the Loan/Fiduciary
Properties (each as defined below) are, and have been, in compliance with all Environmental Laws (as defined below) and it has no knowledge of any circumstances that with the passage of time or the giving of notice would be reasonably likely to result in noncompliance.

                           (2) To its knowledge, there is no reasonable basis
for any proceeding and there is no proceeding pending or, to its knowledge, threatened before any court, governmental agency or board or other forum in which it or any of its subsidiaries or any Participation Facility has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (ii) relating to the presence, release or threatened release into the environment of any Hazardous Material (as defined below), whether or not occurring at or on a site owned, leased or operated by it or any of its subsidiaries or any Participation Facility.

                           (3) To its knowledge, there is no reasonable basis
for any proceeding and there is no proceeding pending or, to its knowledge, threatened before any court, governmental agency or board or other forum in which any Loan/Fiduciary Property (or it or any of its subsidiaries in respect of any Loan/Fiduciary Property) has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (ii) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a Loan/Fiduciary Property.

                           (4) To its knowledge, during the period of (i) its
or any of its subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of its subsidiaries' participation in the management of any Participation Facility, or (iii) its or any of its subsidiaries' holding of a security or other interest in a Loan/Fiduciary Property, there have been no releases or threatened releases of Hazardous Material in, on, from, under or affecting any such property, Participation Facility or Loan/Fiduciary Property.

                           (5) To its knowledge, prior to the period of (i) its
or any of its subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of its subsidiaries' participation in the management of any Participation Facility, or (iii) its or any of its subsidiaries' holding of a security or other interest in a Loan/Fiduciary Property, there were no releases or threatened releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan/Fiduciary Property.

                           (6) The following definitions apply for purposes of
this Section 4.03(P) and Section 4.04(P) "Loan/Fiduciary Property" means any property owned or operated by it or any of its subsidiaries or in which it or any of its subsidiaries holds a security or other interest (including, without limitation, a fiduciary interest), and, where required by the context, includes any such property where it or any of its subsidiaries constitutes the owner or operator of such property; "Participation Facility" means any facility in which it or any of its subsidiaries participates in the management and, where required by the context, includes the owner or operator of such property; "Environmental Law" means (i) any federal, state and local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to (a) the protection, preservation or restoration of the environment, (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Material, in each case as amended and as now in effect and includes, without limitation, the federal Comprehensive Environmental Response Act, Comprehensive Environmental and Liability Act, Water Pollution Control Act of 1972, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the federal Solid Waste Disposal Act, the federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, and any similar state or local laws each as amended and as now in effect, and (ii) any common law or equitable doctrine (including. without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material: "Hazardous Material" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or , and includes, without limitation, any oil or other petroleum product, toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, solid waste or petroleum or any derivative or by- product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

                  (Q) Tax Reports. Except as Previously Disclosed in Section 4.03(Q) of its Disclosure Letter: (i) all reports and returns with respect to Taxes (as defined below) that are required to be filed by or with respect to it or its subsidiaries, including without limitation consolidated federal income tax returns of it and its subsidiaries (collectively, the "Tax Returns"), have been timely filed, or requests for extensions have been timely filed and have not expired, and such Tax Returns were true, complete and accurate; (ii) all taxes (which shall include federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of it or its subsidiaries, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties, collectively the "Taxes") shown to be due on such Tax Returns have been paid in full; (iii) all Taxes due with respect to completed and settled examinations have been paid in full; (iv) no issues have been raised by the relevant taxing authority in connection with the examination of any of such Tax Returns; and (v) no waivers of statutes of limitations (excluding such statutes that relate to years currently under examination by the Internal Revenue Service) have been given by or requested with respect to any Taxes of it or any of its subsidiaries.

                  (R) Pooling; Reorganization. As of the date hereof, it is aware of no reason why the Merger will fail to qualify (i) for pooling-of-interests accounting treatment or (ii) as a reorganization under
Section 368(a) of the Code.

                  (S) Regulatory Approvals. As of the date hereof, it is aware of no reason why the regulatory approvals and consents referred to in Section
6.02 will not be received without the imposition of a condition or requirement described in the proviso thereto.

                  (T) No Material Adverse Effect. Since December 31, 1994, except as Previously Disclosed in Section 4.03(T) of its Disclosure Letter or in any other Section of its Disclosure Letter, (i) it and its subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses related to this Plan and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 4.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to it. Notwithstanding Section
8.08 hereof, for the purpose of this Section 4.03(T), Material Adverse Effect shall be deemed to include the impact of (i) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities and (ii) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and banking holding companies.

                  (U) Undisclosed Liabilities. Except as Previously Disclosed in
Section 4.03(U) of its Disclosure Letter, since September 30, 1995, Republic has not incurred or become subject to any material liabilities (absolute or contingent) except current liabilities incurred, and liabilities under contracts entered into, in the ordinary course of its business.

         4.04 Representations and Warranties of ExecuFirst.  Subject to Sections
4.01 and 4.02, ExecuFirst hereby represents and warrants to Republic as follows:

                  (A) Organization, Standing, and Authority. ExecuFirst is a corporation duly organized and existing in good standing under the laws of the Commonwealth of Pennsylvania, with its principal executive offices located in Philadelphia, Pennsylvania. It is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. It has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

                  (B) Shares. (1) As of the date hereof, ExecuFirst has 20,000,000 authorized shares of common stock, each of par value $0.01 per share ("ExecuFirst Common Stock"), 10,000,000 authorized shares of Preferred Stock, par value $0.01 per share ("ExecuFirst Preferred Stock" and, together with ExecuFirst Common Stock "ExecuFirst Stock") (no other class or series of capital stock being authorized), of which 1,226,057 shares of ExecuFirst Common Stock and no shares of ExecuFirst Preferred Stock were issued and outstanding as of October 31, 1995. The outstanding shares of its capital stock are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). Except as Previously Disclosed in Section 4.04(B) of its Disclosure Letter, there are no shares of its capital stock authorized and reserved for issuance, it does not have any Rights issued or outstanding with respect to its capital stock, and it does not have any commitment to authorize, issue or sell any such shares or Rights, except pursuant to this Plan or the ExecuFirst Stock Option Agreement. Since September 30, 1995 it has issued no shares of its capital stock except pursuant to plans or commitments Previously Disclosed in Section 4.04(B) of its Disclosure Letter.

                           (2) the number of shares of ExecuFirst Common Stock
which are issuable upon exercise of the ExecuFirst Stock Option Agreement
(as defined in Section 5.16 hereof) as of the date hereof are Previously Disclosed in Section 4.04(B) of its Disclosure Letter.

                           (3) the shares of Surviving Corporation Common Stock
to be issued in exchange for shares of Republic Stock in the Merger, when issued in accordance with the terms of this Plan will be duly authorized, validly issued, fully paid and nonassessable.

                           (4) it has filed all reports, schedules, forms,
statements and the documents required to be filed by it with the Securities and Exchange Commission (the "SEC") and with the NASDAQ Market pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all the foregoing "ExecuFirst SEC Documents"). As of their respective dates, none of ExecuFirst SEC Documents, at the time they were filed with the SEC, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading.

                  (C) Subsidiaries. (1) It has Previously Disclosed in Section 4.04(C) of its Disclosure Letter a list of all its subsidiaries together with state of incorporation for each such subsidiary and the states or jurisdictions in which such subsidiary is qualified to conduct business, (2) no equity securities of any of its significant subsidiaries (as defined in Section 8.08) are or may become required to be issued (other than to it or a subsidiary of it) by reason of any rights), (3) there are no contracts, commitments, understandings, or arrangements by which any of such significant subsidiaries is or may be bound to sell or otherwise transfer any shares of the capital stock of any such significant subsidiary (other than to it or a subsidiary of it), (4) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such shares (other than to it or a subsidiary of it), and (5) all of the shares of capital stock of each such significant subsidiary held by it or its subsidiaries are fully paid and nonassessable and are owned by it or its subsidiaries free and clear of any Liens.

                           (2) Except as Previously Disclosed in Section 4.04(C)
of its Disclosure Letter, it does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

                           (3) Except as Previously Disclosed in Section 4.04(C)
of its Disclosure Letter, each of its significant subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing, in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

                  (D) Corporate Power. It and each of its significant subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and it has the corporate power and authority to execute, deliver and perform its obligations under this Plan and the Stock Option Agreements.

                  (E) Corporate Authority. Subject to receipt of the requisite approval of its stockholders referred to in Section 6.01, this Plan and the Stock Option Agreements and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of it and this Plan is a valid and binding agreement of it, enforceable in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, liquidation or similar laws relating to, or affecting the enforcement of creditor's rights and remedies or by other equitable principles of general application whether enforceability is considered in a proceeding in equity or at law).

                  (F) No Default. Except as Previously Disclosed in Section 4.04(F) of its Disclosure Letter, subject to receipt of the regulatory approvals and expiration of the waiting periods referred to in Section 6.02 and the required filings under federal and state securities laws, the execution, delivery and performance of this Plan and the consummation of the transactions contemplated hereby by it, do not and will not (i) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or of any of its significant subsidiaries or to which it or any of its significant subsidiaries or properties is subject or bound, (ii) constitute a breach or violation of, or a default under, its articles or certificate of incorporation or by-laws, or (iii) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license agreement, indenture or instrument.

                  (G) Financial Reports. Its balance sheets at December 31, 1994 and September 30, 1995 and statement of operations and statement of cash flow for the periods ended December 31, 1994 and September 30, 1995 ("ExecuFirst Financial Statements") fairly present the financial position and results of operation of the entity or entities to which it relates as of its date or for each of the applicable periods, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements. It does not expect to make any material audit or other adjustments to the ExecuFirst Financial Statements.

                  (H) Litigation; Regulatory Action. Except as Previously Disclosed in Section 4.04(H) of its Disclosure Letter:

                           (1) no litigation, proceeding or controversy before
any court or governmental agency is pending against it or any of its subsidiaries and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened;

                           (2) to the best of its knowledge, upon reasonable
investigation, no litigation, proceeding or controversy before any court is pending against any of its current officers or directors or its subsidiaries' current officers and directors with respect to the business of ExecuFirst and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened;

                           (3) neither it nor any of its subsidiaries or
properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Regulatory Authority; and

                           (4) neither it nor any of its subsidiaries has been
advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum or understanding, commitment letter or similar submission.

                  (I) Compliance with Laws. Except as Previously Disclosed in
Section 4.04(I) of its Disclosure Letter, it and each of its subsidiaries:

                           (1) is in compliance, in the conduct of its business,
with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, all applicable state and federal securities laws, the Bank Holding Company Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices, except in all cases which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect;

                           (2) has all permits, licenses, authorizations, orders
and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and

                           (3) has received, since December 31, 1994, no
notification or communication from any Regulatory Authority (i) asserting that it or any of its subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Regulatory Authority enforces or
(ii) threatening to revoke any license, franchise, permit, or governmental authorization or (iii) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, federal deposit insurance (nor, to its knowledge, do any grounds for any of the foregoing exist).

                  (J) Defaults; Properties. (1) Except as Previously Disclosed in Section 4.04(J) of its Disclosure Letter, neither it nor any of its subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                           (2) Except as previously disclosed in Section 4.04(J)
of its Disclosure Letters, it and its subsidiaries have good and marketable title, free and clear of all Liens (other than Liens for current taxes not yet delinquent or pledges to secure deposits) to all of the material properties and assets, tangible or intangible. To its knowledge, all buildings and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis and are held under leases or subleases by it or its subsidiaries are held under valid leases or subleases, enforceable in accordance with their respective terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability affecting creditors' rights or by general equity principles).

                  (K) No Finders Fee. Except as Previously Disclosed in Section 4.04(K) of its Disclosure Letter, all negotiations relative to this Plan and the transactions contemplated hereby have been carried on by it directly with the other parties hereto and no action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other payment or commission as a result of the execution and delivery hereof or the consummation of the transactions contemplated hereby.

                  (L) Employee Benefit Plans. (1) Its Disclosure Letter on
Section 4.04(L) contains a complete list of all Compensation and Benefit Plans.

                           (2) True and complete copies of its Compensation and
Benefit Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto have been supplied to the other party.

                           (3) Each of its Compensation and Benefit Plans has
been administered in compliance with the terms thereof. All Benefit Plans, to the extent subject to ERISA, are in compliance with ERISA, the Code, the Age Discrimination in Employment Act and other applicable laws. Each Benefit Plan of it or its subsidiaries which is a Pension Plan and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and it is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. Except as Previously Disclosed in Section 4.04(L) of its Disclosure Letter, there is no pending or, to its knowledge, threatened litigation or governmental audit, examination or investigation relating to the Benefit Plans. Neither it nor any of its subsidiaries has engaged in a transaction with respect to any Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject it or any of its subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

                           (4) No liability under Subtitle C or D of Title IV
of ERISA has been or is expected to be incurred by it or any of its subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any ERISA Affiliate. Neither it nor any of its subsidiaries presently contributes to a Multiemployer Plan, nor have they contributed to such a plan within the past five calendar years. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan of it or any of its subsidiaries or by any ERISA Affiliate within the past 12 months.


                           (5) All contributions, premiums and payments required
to be made under the terms of any Benefit Plan of it or any of its subsidiaries have been made. Neither any Pension Plan of it or any of its Subsidiaries nor any single-employer plan of an ERISA Affiliate of it or any of its subsidiaries has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither it nor any of its subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.


                           (6) Under each Pension Plan of it or any of its
subsidiaries which is a single-employer plan as of the last day of the most recent plan year ended prior to the date hereof, the actuarial determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Benefit Plan's most recent actuarial valuation) did not exceed the then current value of the assets of such Benefit Plan, and there has been no adverse change in the financial condition of such Benefit Plan (with respect to either assets or benefits) since the last day of the most recent Benefit Plan year.

                           (7) Except as Previously Disclosed in Section 4.04(L)
of its Disclosure Letter, neither it nor any of its subsidiaries has any obligations for retiree health and life benefits under any plan.

                           (8) Except as Previously Disclosed in Section 4.04(L)
of its Disclosure Letter, neither the execution and delivery of this Plan nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employees or any of its subsidiaries under any Compensation and Benefit Plan or otherwise from it or any of its subsidiaries, (ii) increase any benefits otherwise payable under any Compensation and Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefit.


                  (M) Labor Matters. Neither it nor any of its subsidiaries is a party to, or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its subsidiaries the subject of a proceeding asserting that it or any such subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of its subsidiaries, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving it or any of its subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

                  (N) Insurance. It and its subsidiaries have taken all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Plan and the transactions contemplated hereby) that are known to it.

                  (O) Takeover Laws. It has taken all action required to be taken by it in order to exempt this Plan, the relevant Stock Option Agreement and the transactions contemplated hereby and thereby, from, and this Plan, and the relevant Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any Takeover Laws.

                  (P) Environmental Matters. Except as Previously Disclosed in
Section 4.04(P) of its Disclosure Letter:

                           (1) To its knowledge, it and each of its
subsidiaries, the Participation Facilities and the Loan/Fiduciary
Properties are, and have been, in compliance with all Environmental Laws and it has no knowledge of any circumstances that with the passage of time or the giving of notice would be reasonably likely to result in noncompliance.

                           (2) To its knowledge, there is no reasonable basis
for any proceeding and there is no proceeding pending or, to its knowledge, threatened before any court, governmental agency or board or other forum in which it or any of its subsidiaries or any Participation Facility has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (ii) relating to the presence, release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by it or any of its subsidiaries or any Participation Facility.

                           (3) There is no proceeding pending or, to its
knowledge, threatened before any court, governmental agency or board or other forum in which any Loan/Fiduciary Property (or it or any of its subsidiaries in respect of any Loan/Fiduciary Property) has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (ii) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a Loan/Fiduciary Property.

                           (4) To its knowledge, during the period of (i) its
or any of its subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of its subsidiaries' participation in the management of any Participation Facility, or (iii) its or any of its subsidiaries' holding of a security or other interest in a Loan/Fiduciary Property, there have been no releases or threatened releases of Hazardous Material in, on, from, under or affecting any such property, Participation Facility or Loan/Fiduciary Property.

                          (5) To its knowledge, prior to the period of (i) its
or any of its subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of its subsidiaries' participation in the management of any Participation Facility, or (iii) its or any of its subsidiaries' holding of a security or other interest in a Loan/Fiduciary Property, there were no releases or threatened releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan/Fiduciary Property.

                  (Q) Tax Reports. Except as Previously Disclosed in Section 4.04(Q) of its Disclosure Letter: (i) all Tax Returns have been timely filed, or requests for extensions have been timely filed and have not expired, and such Tax Returns were true, complete and accurate; (ii) all Taxes have been paid in full; (iii) all Taxes due with respect to completed and settled examinations have been paid in full; (iv) no issues have been raised by the relevant taxing authority in connection with the examination of any of such Tax Returns; and (v) no waivers of statutes of limitations (excluding such statutes that relate to years currently under examination by the Internal Revenue Service) have been given by or requested with respect to any Taxes of it or any of its subsidiaries.

                  (R) Pooling; Reorganization. As of the date hereof, it is aware of no reason why the Merger will fail to qualify (i) for pooling-of-interests accounting treatment or (ii) as a reorganization under
Section 368(a) of the Code.

                  (S) Regulatory Approvals. As of the date hereof, it is aware of no reason why the regulatory approvals and consents referred to in Section
6.02 will not be received without the imposition of a condition or requirement described in the proviso thereto.

                  (T) No Material Adverse Effect. Since December 31, 1994, except as Previously Disclosed in Section 4.04(T) of its Disclosure Letter or in any other Section of its

Disclosure Letter, (i) it and its subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses related to this Plan and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 4.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to it. Notwithstanding Section 8.08 hereof, for the purpose of this Section 4.04(T), Material Adverse Effect shall be deemed to include the impact of (i) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities and (ii) changes in generally accepted in accounting principles or regulatory accounting requirements applicable to banks and banking holding companies.

                  (U) Undisclosed Liabilities. Except as Previously Disclosed in
Section 4.04(U) of its Disclosure Letter, since September 30, 1995, Execufirst has not incurred or become subject to any material liabilities (absolute or contingent) except current liabilities incurred, and liabilities under contracts entered into, in the ordinary course of business.


                                  V. COVENANTS

         Republic hereby covenants to and agrees with ExecuFirst, and ExecuFirst hereby covenants to and agrees with Republic, that:

         5.01 Reasonable Best Efforts. Subject to the terms and conditions of this Plan, it shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or, advisable under applicable laws, so as to permit consummation of the Merger as promptly as reasonably practicable and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other parties hereto to that end.

         5.02 Stockholder Approvals. Each of them shall take, in accordance with applicable law, National Association of Securities Dealers rules and its respective articles or certificate of incorporation and by-laws, all action necessary to convene, respectively, an appropriate meeting of stockholders of ExecuFirst to consider and vote upon the issuance of the shares of the Surviving Corporation Common Stock to be issued in the Merger pursuant to this Plan and to vote on any other stockholder approval matters required for or incidental to consummation of the Merger including the approval of the Amended and Restated Surviving Corporation Option Plan (the "ExecuFirst Meeting"), and an appropriate meeting of stockholders of Republic to consider and vote upon the approval of this Plan and to vote on any other stockholder approval matters required for or incidental to consummation of the Merger (the "Republic Meeting"; each of the ExecuFirst Meeting and the Republic Meeting, a "Meeting"), respectively, as promptly as practicable after the Registration Statement (as defined in Section 5.03) is declared effective. Subject to Section 5.06 and the next succeeding sentence, the Board of Directors of each of ExecuFirst and Republic will recommend such approval, and each of ExecuFirst and Republic will take all reasonable lawful action to solicit such approval by its respective stockholders. The Board of Directors of ExecuFirst or Republic, acting on behalf of ExecuFirst or Republic, respectively, may fail to make such recommendation, or withdraw, modify or change any such recommendation if and only if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the making of such recommendation, or the failure so to withdraw, modify or change its recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law. Notwithstanding anything to the contrary contained herein, each of the Stock Option Agreements shall be effective on its own terms and an obligation of each party, independent of the provisions of this
Section 5.02 and Section 5.06.

         5.03 Registration Statement. (1) Each of ExecuFirst and Republic agrees to cooperate in the preparation of a registration statement on Form S-4 (the "Registration Statement") to be filed by ExecuFirst with the SEC in connection with the issuance of the Surviving Corporation Common Stock in the Merger (including the joint proxy statement and prospectus and other proxy solicitation materials of ExecuFirst and Republic constituting a part thereof the "Joint Proxy Statement"). Each of Republic and ExecuFirst agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. ExecuFirst also agrees to use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Republic agrees to furnish to ExecuFirst all information concerning Republic, its subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

                           (2) Each of Republic and ExecuFirst agrees, as to
itself and its subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Joint Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the ExecuFirst Meeting and the Republic Meeting, contain any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Joint Proxy Statement or any amendment or supplement thereto.


                           (3) In the case of ExecuFirst, ExecuFirst will
advise Republic, promptly after ExecuFirst receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the ExecuFirst Stock or for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

         5.04 Press Releases. Neither Republic nor ExecuFirst will, without the prior approval of the other (which approval shall not be unreasonably withheld or delayed), issue any press release or written statement for general circulation relating to the transactions contemplated hereby.

         5.05 Access; Information. Subject to the terms and conditions of that certain Confidentiality Agreement dated as of August 30, 1995 by and between Republic and ExecuFirst

(the "Confidentiality Agreement") (1) upon reasonable notice, it shall afford the other parties and their officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period prior to the Effective Date, to all of its properties, books, contracts, commitments and records and, during such period, it shall furnish promptly to it
(i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and
(ii) all other information concerning the business, properties and personnel of it as the other may reasonably request: and (2) it will not use any information obtained pursuant to this Section 5.05 for any purpose unrelated to the consummation of the transactions contemplated by this Plan and, if this Plan is terminated will hold all information and documents obtained pursuant to this paragraph in confidence. No investigation by either party of the business and affairs of another shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Plan, or the conditions to either party's obligation to consummate the transactions contemplated by this Plan.

         5.06 Acquisition Proposals. Without the prior written consent of the other, neither Republic nor ExecuFirst shall, and each of them shall cause its respective subsidiaries not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any such person relating to, any tender offer or exchange offer for, or any proposal for the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such party or any of its significant subsidiaries; provided, however, that the Board of Directors of Republic or ExecuFirst on behalf of Republic or ExecuFirst, respectively, may furnish or cause to be furnished information and may participate in such discussions and negotiations directly or through its representatives if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the failure to provide such information or participate in such negotiations and discussions would cause the members of such Board of Directors to breach their fiduciary duties under applicable laws; and provided, further, that the exercise of such fiduciary duties by the Board of Directors shall not effect such parties obligations, if any, under its applicable Stock Option Agreement. Subject to the foregoing, it shall instruct its and its subsidiaries' officers, directors, agents, advisors and affiliates to refrain from doing any of the foregoing.

         5.07 Affiliate Agreements. (1) Not later than the 15th day prior to the mailing of the Joint Proxy Statement, ExecuFirst shall deliver to Republic, and Republic shall deliver to ExecuFirst, a schedule of each person that to the best of its knowledge, is or is reasonably likely to be, as of the date of the relevant Meeting, deemed to be an "affiliate" of it (each, an "Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135.

                           (2) Each of Republic and ExecuFirst shall use its
respective reasonable best efforts to cause each person who may be deemed to be an Affiliate of Republic or ExecuFirst, as the case may be, to execute and deliver to Republic and ExecuFirst on or before the date of mailing of the Joint Proxy Statement an agreement in the form attached hereto as Exhibit C and Exhibit D, respectively.

         5.08 Certain Modifications; Restructuring Charges. Republic and ExecuFirst shall consult with respect to their loan, litigation and real estate valuation policies and practices

(including loan classifications and levels of reserves) and each shall make such modifications or changes to its policies and practices, if any, and at such date prior to the Effective Time, as may be mutually agreed upon. Republic and ExecuFirst shall also consult with respect to the character, amount and timing of restructuring charges to be taken by each of them in connection with the transactions contemplated hereby and shall take such charges in accordance with generally accepted accounting principles, as may be mutually agreed upon. Republic shall use its reasonable best efforts to assist ExecuFirst in establishing a relationship with County Bank of Rehobeth Beach Delaware with respect to the "Refant Program". To the extent that ExecuFirst participates in the "Refant Program" and derives net income therefrom, all of such net income shall be added by ExecuFirst to its allowance for loan loss reserves (the "Loan Loss Reserves"); provided, however, that such net income and offsetting addition shall not have any effect on shareholders' equity or net income of ExecuFirst. In addition, following the execution of this Agreement and prior to the Effective Time, (i) ExecuFirst shall use its reasonable best efforts to modify its internal policies and procedures with respect to the determination of loan classifications to make such policies and procedures more consistent with the internal policies and procedures of Republic and, to accomplish such objective, shall maintain the amount of $250,000 in excess of the amount of its allowance for Loan Loss Reserves as calculated pursuant to the formula currently utilized by ExecuFirst to determine the amount of such Loan Loss Reserves, and (ii) Republic shall increase the amount of its Loan Loss Reserves by $250,000 at ExecuFirst's request at any time prior to the Effective Time. No party's representations, warranties and covenants contained in this Plan shall be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes to such policies and practices which may be undertaken on account of this Section 5.08. Subject to the terms of Section 5.05 hereof, each of Republic and ExecuFirst shall be entitled to review any loan commitments exceeding $100,000 in principal balance which have entered into by the other party subsequent to the date hereof.

         5.09 Takeover Laws. No party shall take any action that would cause the transactions contemplated by this Plan and/or the Stock Option Agreements to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Plan and the Stock Option Agreement from, or if necessary, challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect, including, without limitation, Subchapter G of Chapter 25 of the PABCL, other Takeover Laws of the Commonwealth of Pennsylvania or similar laws of any other State that purport to apply to this Plan or the transactions contemplated hereby or thereby.

         5.10 No Rights Triggered. Each of Republic and ExecuFirst shall take all necessary steps to ensure that the entering into of this Plan and the Stock Option Agreements and the consummation of the transactions contemplated hereby and thereby and any other action or combination of actions, or any other transactions contemplated hereby or thereby, do not and will not result in the grant of any rights, other than rights granted by law, to any person (1) under its articles or certificate of incorporation or by-laws, or (2) under any material agreement to which it or any of its subsidiaries is a party.

         5.11 Shares Listed. In the case of ExecuFirst, ExecuFirst shall use its reasonable best efforts to list, as of the Effective Date, on the National Association of Securities Dealers Automatic Quotation System ("NASDAQ") Small Cap Market or the National Market System, if ExecuFirst qualifies for such listing at the Effective Date, upon official notice of issuance, the shares of the Surviving Corporation Common Stock to be issued to the holders of Republic Stock in accordance with the terms of the Merger.

         5.12. Regulatory Applications. (1) Each party shall promptly (i) prepare and submit applications to the appropriate Regulatory Authorities and (ii) make all other appropriate filings to secure all other approvals, consents and rulings, which are necessary for it to consummate the Merger.


                           (2) Each of ExecuFirst and Republic agrees to
cooperate with the other and, subject to the terms and conditions set forth in this Agreement, use its reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Plan, including without limitation the regulatory approvals referred to in Section 6.02. Each of ExecuFirst and Republic shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all material written information submitted to, any third party or any Regulatory Authorities in connection with the transactions contemplated by this Plan. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Plan and each party will keep the other parties apprised of the status of material matters relating to completion of the transactions contemplated hereby.

                           (3) Each party agrees, upon request, to furnish the
other parties with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its subsidiaries to any Regulatory Authority.

         5.13 Indemnification. (A) For six years after the Effective Date, the Surviving Corporation shall indemnify, defend and hold harmless the present and former directors and officers of Republic and its subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Plan) to the fullest extent that such persons are indemnified under the laws of the Commonwealth of Pennsylvania and Republic's Articles of Incorporation and By-laws as in effect on the date hereof; provided that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under the Commonwealth of Pennsylvania law and such Articles of Incorporation and By-laws shall be made by independent counsel (which shall not be counsel that provides material services to the Surviving Corporation) selected by the Surviving Corporation and reasonably acceptable to such officer or director; and provided, further, that in the absence of applicable Pennsylvania judicial precedent to the contrary, such counsel, in making such determination, shall presume such officer's or director's conduct complied with such standard and the Surviving Corporation shall have the burden to demonstrate that such officer's or director's conduct failed to comply with such standard.

                  (B) If, in the determination of the Surviving Corporation, it shall be economically feasible, the Surviving Corporation shall maintain Republic's existing directors' and officers' liability insurance policy (or a policy providing comparable coverage amount on terms no less favorable, including ExecuFirst's existing policy if it meets the foregoing standard) covering the present and former directors and officers of Republic who are currently covered by such insurance for a period of three years after the Effective Date.

                  (C) Any Indemnified Party wishing to claim indemnification under Section 5.13(A), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify the Surviving Corporation thereof; provided, that the failure so to notify shall not affect the obligations of the Surviving Corporation under Section 5.13(A) unless and to the extent such failure materially increases the Surviving Corporation's liability under such subsection (A).

                  (D) If the Surviving Corporation or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 5.13.

                  (E) The Surviving Corporation shall pay all reasonable Costs, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 5.13. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

         5.14 Benefit Plans. As soon as administratively practicable after the Effective Date, the Surviving Corporation shall use its best efforts to take all reasonable action so that employees of Republic and its subsidiaries who thereafter become employees of the Surviving Corporation or its subsidiary shall be covered by all employee benefit plans, practices and arrangements generally covering employees of ExecuFirst, or such other plans as Republic and ExecuFirst shall mutually agree shall be adopted by the Surviving Corporation (the "Surviving Corporation Plans") and shall be given credit under the Surviving Corporation Plans for all purposes of service with Republic as if it had been service with ExecuFirst. The Surviving Corporation and its subsidiaries shall honor in accordance with their terms all employment, severance, consulting and other compensation contracts, disclosed in Section 4.03(L) of the Republic Disclosure Letter, between Republic or any of its subsidiaries and any current or former directors, officers or employees thereof.

         5.15 Accountant's Letter. Each of Republic and ExecuFirst shall use its reasonable best efforts to deliver to the other party, and such other party's directors and officers who sign the Registration Statement, a letter of independent auditors, dated (i) the date on which the Registration Statement shall become effective and (ii) a date shortly prior to the Effective Date, and addressed to such other party, and such directors and officers, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Accounting Standards No. 72.

         5.16 Stock Option Agreements. Concurrent with the execution and delivery of this Plan (i) Republic shall enter into a Stock Option Agreement with ExecuFirst (the "Republic Stock Option Agreement") in substantially the form attached hereto as Exhibit E, pursuant to which Republic shall grant to ExecuFirst an option to purchase, under certain circumstances, shares of Republic Common Stock, and (ii) ExecuFirst shall enter into a Stock Option Agreement with Republic (the "ExecuFirst Stock Option Agreement"; and, together with the Republic Stock Option Agreement, the "Stock Option Agreements") in substantially the form attached hereto as Exhibit F, pursuant to which ExecuFirst shall grant to Republic an option to purchase, under certain circumstances, shares of ExecuFirst Common Stock.

         5.17 Notification of Certain Matters. Each of Republic and ExecuFirst shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect,with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.


                  VI. CONDITIONS TO CONSUMMATION OF THE MERGER

         The obligations of each of the parties to consummate the Merger is conditioned upon the satisfaction at or prior to the Effective Time of each of the following, any of which, except Sections 6.01 or 6.02, may be waived by the party receiving the benefit of such condition:

         6.01 Shareholder Vote. Approval of this Plan by the requisite vote of the shareholders of Republic and approval of this Plan by the requisite vote of shareholders of ExecuFirst;

         6.02 Regulatory Approvals. Procurement by ExecuFirst and Republic of all requisite approvals and consents of Regulatory Authorities and the expiration of the statutory waiting period or periods relating thereto; provided, however, that no such approval or consent shall have imposed any condition or requirement which would so materially and adversely impact the economic or business benefits to ExecuFirst or Republic of the transactions contemplated by this Plan that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Plan;

         6.03 Third Party Consents. All consents or approvals of all persons (other than Regulatory Authorities and the shareholders of each of Republic and ExecuFirst) required for the consummation of the Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Republic or ExecuFirst;

         6.04 No Injunction, Etc. No order, decree or injunction of any court or agency of competent jurisdiction shall be in effect, and no law, statute or regulation shall have been enacted or adopted, that enjoins, prohibits or makes illegal consummation of any of the transactions contemplated hereby;

         6.05 Pooling Letters. ExecuFirst and Republic shall have received a letter from one or more nationally recognized accounting firms, dated the date of or shortly prior to each of the mailing date of the Joint Proxy Statement and the Effective Date, to the effect that such accounting firm(s) are not aware of any facts or circumstances which might cause the Merger not to qualify for pooling of interests accounting treatment; provided, however, that in the event that either party has taken any action that would adversely affect such qualification, each party will take any action as the other party requests to cure such effect to the extent curable.

         6.06 Representations, Warranties and Covenants of ExecuFirst. (i) Each of the representations and warranties contained herein of ExecuFirst shall be true and correct as of the date of this Plan and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in any case subject to the standards established by Section 4.02, (ii) each and all of the agreements and covenants of ExecuFirst to be performed and complied with pursuant to this Plan on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and (iii) Republic shall have received a certificate signed by the Chief Executive Officer of ExecuFirst, dated the Effective Date, to the effect set forth in clauses (i) and (ii);

         6.07 Representations, Warranties and Covenants of Republic. (i) Each of the representations and warranties contained herein of Republic shall be true and correct as of the date of this Plan and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in any case subject to the standards established by Section 4.02, (ii) each and all of the agreements and covenants of Republic to be performed and complied with pursuant to this Plan on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and (iii) ExecuFirst shall have received a certificate signed by the Chief Executive Officer of Republic, dated the Effective Date, to the effect set forth in clauses (i) and (ii);

         6.08 Effective Registration Statement. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Regulatory Authority;

         6.09 Blue-Sky Permits. ExecuFirst shall have received all state securities laws and "blue sky" permits necessary to consummate the Merger;

         6.10 Tax Opinion. ExecuFirst and Republic shall have received an opinion from Klehr, Harrison, Harvey, Branzburg & Ellers and Spector Gadon & Rosen, P.C., respectively, special tax counsel to ExecuFirst and Republic, to the effect that (i) the Merger constitutes a reorganization under Section 368 of the Code, and (ii) no gain or loss will be recognized by stockholders of Republic who receive shares of ExecuFirst Stock, or in exchange for their shares of Republic Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests; in rendering their opinion, they may require and rely upon representations and agreements contained in certificates of officers of ExecuFirst, Republic;

         6.11 Articles of Amendment. The Articles of Amendment shall have become effective in accordance with the PABCL and the Amended and Restated By-Laws, attached hereto as Exhibit A, shall have been adopted;


          6.12 Listing. The shares of the Surviving Corporation Common Stock issuable pursuant to this Plan shall have been approved for listing on NASDAQ Small Cap Market or, if eligible, the National Market System, subject to official notice of issuance.

          6.13 Dissenters Rights. Less than 5% of Republic Stock have exercised their dissenters rights in accordance with Subchapter D of Chapter 15 of the PABCL.

         6.14 Fairness Opinion. Each of Republic and ExecuFirst shall have received an opinion from its financial advisor, in form and substance reasonably satisfactory to its Board of Directors, to the effect that the Merger is fair, from a financial point of view, to its shareholders.

         6.15 Accountants' Letters. Each of Republic and ExecuFirst shall have received the accountant's letter as described in Section 5.15 hereof.

         6.16 Certain Director and Officer Positions. (1) ExecuFirst shall have caused the Board of Directors of the Surviving Corporation to be increased to 18 members. Nine members of Republic's Board of Directors, or the designees of Republic who are reasonably acceptable to ExecuFirst, ("Former Republic Directors") shall be nominated by ExecuFirst (subject to any applicable legal restrictions) and elected or appointed as directors of the Surviving Corporation at, or as promptly as practicable after, the Effective Time, provided, however, that if, at or for a reasonable period after the Effective Time, the members of ExecuFirst's then existing Board of Directors (the "ExecuFirst Directors") or the Former Republic Directors would constitute less than 50% of the membership of the Surviving Corporation's Board of Directors, the ExecuFirst Directors or Former Republic Directors, as the case may be, shall have the right to appoint such number of directors as shall be required (and the non-appointing directors shall make such actions as are reasonably necessary to cause such appointment to occur) in order that the ExecuFirst Directors and Former Republic Directors each constitute 50% of the Board of Directors of the Surviving Corporation.

                           (2) The Surviving Corporation agrees to cause four
Former Republic Directors to be elected or appointed as members of the Executive Committee of the Board of Directors of the Surviving Corporation at, or as promptly as practicable after, the Effective Time (which Executive Committee shall at such time consist of not more than eight members).

                           (3) At the Effective Time, the Surviving
Corporation's Board of Directors shall elect or appoint as officers of the Surviving Corporation the persons set forth in the protocol approved and adopted by each party hereto on or prior to the date hereof.

         6.17 Consent of Republic Option Holders. ExecuFirst shall have received duly executed and valid consents from each employee option holder of Republic, consenting to the conversion of such options into options to purchase shares of the Surviving Corporation Common Stock.

         6.18 Employment Agreements. ExecuFirst shall have entered into an employment agreement or an amended and restated employment agreement, as the case may be, with those persons so designated in the protocol described in
Section 6.16(3), in substantially the form as shall be agreed upon between the parties hereto.

         6.19 Chairman's Agreement. ExecuFirst shall have entered into an agreement with the Chairman of the Board of Republic ("Republic's Chairman") on substantially the terms agreed to between the parties, pursuant to which Republic's Chairman shall serve as Chairman of the Board of the Surviving Corporation.

         6.20 Shareholders Equity. (1) The total shareholders' equity of ExecuFirst, as determined in accordance with generally accepted accounting principles constantly applied, shall not be less than $6,000,000.

                           (2) The total shareholders' equity of Republic, as
determined in accordance with generally accepted accounting principles constantly applied, shall not be less than $6,979,000.

         6.21 Delivery of Documents. All other documents, including, without limitation, legal opinions in substantially the form attached hereto as Exhibit G, officer and incumbency certificates and other closing documents customary for transactions of a similar nature, which are reasonably requested by the other party shall have been delivered to such requesting party or to have been delivered under this Agreement.


                                VII. TERMINATION

         7.01 Termination. This Plan may be terminated, and the Merger may be abandoned:

                  (A) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of ExecuFirst and Republic, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

                  (B) Breach. At any time prior to the Effective Time, by ExecuFirst or Republic, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard established by Section 4.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a material breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach.

                  (C) Delay. At any time prior to the Effective Time, by ExecuFirst or Republic, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by June 30, 1996, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this
Section 7.01(C).

                  (D) No Approval, Dissenters Rights. By Republic or ExecuFirst, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the consent of the Board of Governors of the Federal Reserve System for consummation of the Merger and the other transactions contemplated by the Merger shall have been denied by final nonappealable action of such Regulatory Authority or (ii) any stockholder approval required by Section 6.01 herein is not obtained at the Republic Meeting or the ExecuFirst Meeting, or (iii) more than [5]% of Republic Stock exercised their dissenters rights in accordance with Subchapter D of Chapter 15 of the PABCL.

                  (E) Failure to Recommend, Etc. At any time prior to the Republic Meeting, by ExecuFirst if the Board of Directors of Republic shall have failed to make its recommendation referred to in Section 5.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse to the interests of ExecuFirst; or at any time prior to the ExecuFirst Meeting, by Republic if the Board of Directors of ExecuFirst shall have failed to make its recommendation referred to in Section 5.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse to the interests of Republic.

         7.02 Effect of Termination and Abandonment. In the event of termination of this Plan and the abandonment of the Merger pursuant to this Article VII, no party to this Plan shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 8.01, (ii) that each of the Stock Option Agreements shall be governed by its own terms as to termination and
(iii) that termination will not relieve a breaching party from liability for any willful breach of this Plan giving rise to such termination; provided, however, that, notwithstanding anything to the contrary herein, the sole remedy of either party hereto for a termination of the Plan resulting from (x) the exercise of its fiduciary duties under the PABCL or any other applicable law or statute by the Board of Directors of either party or (y) the failure of either party to satisfy any condition or covenant hereof provided it has used its reasonable best efforts to so satisfy such condition or covenant, shall be such rights as are granted pursuant to the Stock Option Agreements only.


                              VIII. OTHER MATTERS

         8.01 Survival. All representations, warranties, agreements and covenants contained in this Plan shall not survive the Effective Time or termination of this Plan if this Plan is terminated prior to the Effective Time; provided, however, if the Effective Time occurs, the agreements of the parties in Sections 5.13, 8.01, 8.04 and 8.09 shall survive the Effective Time, and if this Plan is terminated prior to the Effective Time, the agreements of the parties in Sections 5.05(2), 7.02, 8.01, 8.02, 8.04, 8.05, 8.06, 8.07 and 8.09,
shall survive such termination.

         8.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Plan may be (i) waived by the party benefitted by the provision, or (ii) amended or modified at any time, by an agreement in writing among the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Plan, except that, after the Republic Meeting the consideration to be received by the stockholders of Republic for each share of Republic Stock shall not thereby be decreased.

         8.03 Counterparts. This Plan may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

         8.04 Governing Law. This Plan shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania.

         8.05 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Plan and the transactions contemplated hereby prior to the date hereof. All expenses related to (i) the preparation, printing and distribution of any joint proxy materials and (ii) the preparation, printing, distribution costs and SEC registration fees related to the Registration Statement shall be shared pro-rata between the parties in proportion to the number of shareholders of each of Republic and ExecuFirst.

         8.06 Confidentiality. Except as otherwise provided in Section 5.05(2) or in the Confidentiality Agreement, each of the parties hereto and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed or as it is advised by counsel that any such information or document is required by law or applicable NASDAQ rule or requirement to be disclosed, provided, however, that such required disclosure shall be subject to prior review by each party hereto.

         8.07 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.



         If to ExecuFirst, to:                       ExecuFirst Bancorp, Inc.
                                                     1513 Walnut Street
                                                     Philadelphia, PA  19102
                                                     Attn:  Zvi H. Muscal

         With a copy to:                             Stephen T. Burdumy, Esquire
                                                     Klehr, Harrison, Harvey, Branzburg & Ellers
                                                     1401 Walnut Street
                                                     Philadelphia, PA  19102


         If to Republic, to:                         Republic Bancorporation, Inc.
                                                     1515 Market Street
                                                     Philadelphia, PA  19107
                                                     Attn:  Harry D. Madonna, Esquire




         With copies to:                             Edward G. Fitzgerald, Jr., Esquire
                                                     Spector Gadon & Rosen, P.C.
                                                     1700 Market Street
                                                     Philadelphia, PA  19102

         8.08 Definitions. Any term defined anywhere in this Plan shall have the meaning ascribed to it for all purposes of this Plan (unless expressly noted to the contrary), in addition:

                           (1) the term "Material Adverse Effect" shall mean,
with respect to Republic or ExecuFirst, respectively, any effect that (i) is material and adverse to the financial position, results of operations or business of Republic and its subsidiaries taken as a whole, or ExecuFirst and its subsidiaries taken as a whole, respectively, or (ii) materially impairs the ability of Republic or ExecuFirst, respectively, to perform its obligations under this Plan or the consummation of the Merger and the other transactions contemplated by this Plan; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and bank holding companies generally, (c) actions or omissions of Republic or ExecuFirst taken with the prior informed consent of Republic or ExecuFirst, as applicable, in contemplation of the transactions contemplated hereby, (d) circumstances affecting regional bank holding companies generally, and (e) the effects of the Merger and of the actions contemplated by
Section 5.08;

                           (2) the term "person" shall mean any individual,
bank savings association, corporation, partnership, association, joint stock company, business trust or unincorporated organization;

                           (3) the term "Previously Disclosed" by a party shall
mean information set forth in its Disclosure Letter or a schedule that is delivered by that party to the other parties prior to the execution of this Plan and specifically designated as information "Previously Disclosed" pursuant to this Plan;

                           (4) the term "Rights" means, with respect to any
person, securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, shares of capital stock of such person;

                           (5) the terms "subsidiary" and "significant
subsidiary" shall have the meanings set forth in Rule 1-02 of Regulation S-X of the SEC; and

                           (6) the term "willful breach" shall mean a knowing,
intentional and deliberate act or failure to act.

         8.09 Entire Understanding; No Third Party Beneficiaries. This Plan, the Stock Option Agreements, the Confidentiality Agreement and the Exhibits hereto and thereto together represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and supersede any and all other oral or written agreements heretofore made. Except for Section 5.13, nothing in this Plan expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Plan.

         8.10 Headings. The headings contained in this Plan are for reference purposes only and are not part of this Plan.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                           REPUBLIC BANCORPORATION, INC.


                                           By:
                                              ---------------------------------
                                              Title: President


                                           EXECUFIRST BANCORP, INC.


                                           By:
                                              ---------------------------------
                                               Title:

                                                                      EXHIBIT A

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                            EXECUFIRST BANCORP, INC.

                           A Pennsylvania Corporation


                                   ARTICLE I

                                  SHAREHOLDERS


                  Section 1. Annual Meetings. The annual meeting of the shareholders of the Corporation shall be held on a date fixed from time to time by the Board of Directors. An annual meeting may be held at any place in or out of the Commonwealth of Pennsylvania as may be determined by the Board of Directors and as shall be designated in the notice of the meeting and at the time specified by the Board of Directors. Any business of the Corporation may be transacted at an annual meeting without being specifically designated in the notice unless otherwise provided by statute, the Corporation's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") or these By-Laws, as they may be amended from time to time.

                  Section 2. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation's Articles of Incorporation, may be held at any place within the United States, and may be called at any time (a) by the Chairman of the Board, (b) by the Board of Directors [or (c) at the request in writing of shareholders entitled to cast at least twenty (20%) percent of the votes entitled to be cast at the meeting upon payment by such shareholders to the Corporation of the reasonably estimated cost of preparing and mailing a notice of the meeting (which estimated cost shall be provided to such shareholders by the Secretary of the Corporation); provided, however, that special meetings of shareholders of the Corporation which have as their purpose a change in control of the Corporation, amendment to these By-Laws or an amendment of the Corporation's Articles of Incorporation may only be called by a majority of the Board of Directors of the Corporation. Notwithstanding the foregoing, unless requested by shareholders entitled to cast a majority of the votes entitled to be cast at the meeting, a special meeting of the shareholders need not be called at the request of shareholders to consider any matter that is substantially the same as a matter voted on at any meeting of the shareholders held during the preceding twelve (12) months. A written request shall state the purpose or purposes of the proposed meeting.] Shareholders of Registered Corporations are not entitled by statute to call special meetings except under very limited circumstances (ss.2521).

                   Section 3. Notice of Meetings. Written or printed notice stating the time and place of every meeting of the shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Secretary of the Corporation to each shareholder of record entitled to vote at the meeting, by placing the notice in the mail at least ten (10) days, but not more than sixty (60) days, prior to the date designated for the meeting addressed to each shareholder at his address appearing on the books of the Corporation or supplied by the shareholder to the Corporation for the purpose of notice. The notice of any meeting of shareholders may be accompanied by a form of proxy approved by the Board of Directors in favor of the actions or persons as the Board of Directors may select. Notice of any meeting of shareholders shall be deemed waived by any shareholder who attends the meeting in person or by proxy, or who before or after the meeting submits a signed waiver of notice that is filed with the records of the meeting.

                  Section 4. Quorum. Except as otherwise provided by statute or by the Corporation's Articles of Incorporation, the presence at a meeting in person or by proxy of shareholders of the Corporation entitled to cast at least a majority of the votes entitled to be cast at such meeting shall constitute a quorum at a meeting of the shareholders. Except as otherwise provided by statute or by the Corporation's Articles of Incorporation, all questions to be decided at any meeting shall be decided by majority vote of the shares so represented in person or by proxy at the annual meeting and entitled to vote. In the absence of a quorum, the shareholders present in person or by proxy at the meeting, by majority vote and without notice other than by announcement at the meeting, may adjourn the meeting from time to time as provided in Section 5 of this Article I until a quorum shall be present in person or by proxy. The shareholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum present and voting at such meeting. The absence from a meeting of shareholders representing such number of shares making it impossible to meet any greater quorum requirement imposed by the laws of the Commonwealth of Pennsylvania or other applicable statute, the Corporation's Articles of Incorporation or these By-Laws for action upon any given matter shall not prevent action at the meeting on any other matter or matters that may properly come before the meeting, so long as there are present, in person or by proxy, holders of the number of shares of stock of the Corporation required for action upon the other matter or matters.

                  Section 5. Adjournment. Any meeting of the shareholders may be adjourned from time to time and for such period as the shareholders present and entitled to vote shall direct, without notice other than by announcement at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum shall be present, any action may be taken that could have been taken at the meeting originally called.

                  Section 6. Organization. At every annual meeting of the shareholders, the Chairman of the Board, or in his absence or inability to act or at the request of the Chairman, the President, or in his absence or inability to act, a Vice President, or in the absence or inability to act of the Chairman of the Board, the President and all the Vice Presidents, a chairman chosen by the shareholders, shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, a person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes of the meeting.

                  Section 7. Order of Business. The order of business at all meetings of the shareholders shall be as determined by the chairman of the meeting.

                  Section 8. Voting. Except as otherwise provided by statute or the Corporation's Articles of Incorporation, each holder of record of shares of stock of the

Corporation having voting power shall be entitled at each meeting of the shareholders to one (1) vote for every share of stock standing in his name on the records of the Corporation as of the record date determined pursuant to
Section 9 of this Article I.

                  Each shareholder entitled to vote at any meeting of shareholders may authorize another person or persons to act for him by a proxy signed by the shareholder or his attorney-in-fact. Such proxy shall be authorized by an instrument in writing, or by a transmission permitted by law, filed in accordance with the procedure established for the meeting. Any copy, facsimile, telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used provided that such copy, facsimile, telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases in which the proxy states that it is irrevocable and in which an irrevocable proxy is permitted by law. A proxy shall not be revoked by the death or incapacity of the maker unless, before the authority is exercised or the vote counted, written notice of the death or incapacity is given to the secretary of the corporation. (R)

                  Proxies solicited on behalf of management shall be voted as directed by the shareholders or, in the absence of such direction, as determined by the Board of Directors.

                  Section 9. Fixing Record Date for Voting. The Board of Directors may set a record date for the purpose of determining shareholders entitled to vote at any meeting of the shareholders or any adjournment thereof or, (subject to the provisions of Article IV, Section 6 of these By-Laws) for any other proper purpose. Such record date in any case shall be not more than ninety (90) nor fewer than ten (10) days before the date of the particular action to be taken. All persons who were holders of record of shares as of the record date of a meeting, and no others, shall be entitled to vote at such meeting and any adjournment thereof.

                   Section 10. Inspectors. The Board of Directors may, in advance of any meeting of shareholders, appoint one (1) or three (3) inspectors to act at the meeting or at any adjournment of the meeting. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may appoint inspectors prior to the convening of the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at the meeting with strict impartiality and according to the best of his ability. Unless otherwise prescribed by the Board, the inspectors shall: determine the number of shares outstanding and the voting power of each share; the number of shares represented at the meeting; the existence of a quorum and the validity and effect of proxies; receive votes, ballots or consents; hear and determine all challenges and questions arising in connection with the right to vote; count and tabulate all votes, ballots or consents; determine the result thereof, and, do those acts as are proper to conduct the election of vote with fairness to all shareholders. Upon request of the chairman of the meeting or any shareholder entitled to vote at the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. Inspectors need not be shareholders of the Corporation.

                  Section 11. Shareholder Proposals. At all Annual Meetings of shareholders commencing after the Annual Meeting of Shareholders to be held in 1996, if any, shareholder proposals with respect to an annual meeting shall be made in compliance with the provisions of Rule 14a-8 of the Securities Exchange Act of 1934, as amended ("Rule 14a-8"). With respect to a Special Meeting of shareholders, shareholder proposals must be stated in writing and filed with the secretary of the Corporation not later than the close of business on the seventh
(7th) day following the day on which notice of such Special Meeting is first given to shareholders. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees; but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

                  Section 12. Action By Unanimous Consent. At all Annual Meetings of shareholders commencing after the Annual Meeting of Shareholders to be held in 1996, if any, shareholders of the Corporation shall not be entitled to take action by means of a unanimous written consent.


                                   ARTICLE II

                               BOARD OF DIRECTORS


                  Section 1. General Powers. Except as otherwise provided in the Corporation's Articles of Incorporation, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the shareholders by law, by the Corporation's Articles of Incorporation or by these By-Laws.

                  Section 2. Number and Term. The number of directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the directors then in office; provided, however, that the number of directors shall in no event be fewer than five (5) nor more than twenty-five
(25). The Board of Directors shall be divided into three classes as nearly equal as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually. Any vacancy created by an increase in directors may be filled in accordance with Section 6 of this Article II. No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his term unless the director is specifically removed pursuant to Section 5 of this Article II at the time of the decrease. A director need not be a citizen of the United States or a resident of the Commonwealth of Pennsylvania but must be a shareholder of the Corporation at the commencement of his term.

                  Section 3. Standard of Care; Justifiable Reliance. A director shall stand in a fiduciary relation to the corporation and shall perform his or her duties as a director, including duties as a member of any committee of the board upon which the director may serve, in good faith, in a manner the director reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his or her duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

                           (a) One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented.

                           (b) Counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such person.

                           (c) A committee of the board upon which the director does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

A director shall not be considered to be acting in good faith if the director has knowledge concerning the matter in question that would cause his or her reliance to be unwarranted. (R)]

                  Section 4. Nomination by Shareholders. At all Annual Meetings of shareholders commencing after the Annual Meeting of Shareholders to be held in 1996, if any, any stockholder who desires to propose nominees to the Board of Directors must provide for the receipt of a written notice of the intention to nominate a person or persons for election as directors by the Secretary of the
Corporation: (i) with respect to an election to be held at any annual meeting of shareholders in accordance with the provision of Rule 14a-8, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh (7th) day following the day on which notice of such meeting is first given to shareholders. The notice is required to contain: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;
(ii) a representation that the shareholder is a holder of record of stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such persons or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated or intended to be nominated, by the Board of Directors of the Corporation; and (v) the consent of each nominee to serve as a director of the Company if so elected. The chairman of any meeting of shareholders to elect directors and the Board of Directors may refuse to recognize the nomination of any person not made in compliance with the foregoing.

                  Section 5. Resignation. A director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman of the Board or the Secretary of the Corporation. Any resignation shall take effect at the time specified in it or, should the time when it is to become effective not be specified in it, upon its formal acceptance by the Board of Directors. Other than as provided herein, acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise. When one or more directors resign from the board effective at a future date, the directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective. (R)

                  Section 6. Removal of Directors. Subject to the rights of the holders of any class separately entitled to elect one or more directors, any director, or the entire Board of Directors, may be removed from office for cause by the affirmative vote of the holders of at least 75% of the combined voting power of all classes of capital stock entitled to vote in the election of directors.

                  The Board of Directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or if, within sixty (60) days after notice of his or her selection, the director does not accept the office either in writing or by attending a meeting of the Board of Directors. (R)

                  Section 7. Vacancies. Any vacancies in the Board of Directors, whether arising from death, resignation, removal or any other cause except an increase in the number of directors, shall be filled by a vote of the majority of the Board of Directors then in office even though that majority is less than a quorum. A majority of the entire Board may fill a vacancy that results from an increase in the number of directors. In the event that at any time a vacancy exists in any office of a director that may not be filled by the remaining directors, a special meeting of the shareholders shall be held as promptly as possible and in any event within sixty (60) days, for the purpose of filling the vacancy or vacancies. Any director elected or appointed to fill a vacancy shall hold office for the balance of the term then remaining and until a successor has been chosen and qualifies or until his earlier resignation or removal.

                  Section 8. Place of Meetings. Meetings of the Board may be held at any place that the Board of Directors may from time to time determine or that is specified in the notice of the meeting.

                  Section 9. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at the time and place determined by the Board of Directors.

                  Section 10. Special Meetings. Special meetings of the Board of Directors may be called by a majority of the Board or by the Chairman of the Board.

                  Section 11. Organizational Meeting. The organizational meeting of each newly elected Board of Directors shall be held as soon as practicable after the meeting of shareholders at which the directors were elected. No notice of such annual meeting shall be necessary if held immediately after the adjournment, and at the site, of the meeting of shareholders. If not so held, notice shall be given as hereinafter provided for special meetings of the Board of Directors.

                  Section 12. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors, unless otherwise provided herein. Subject to the control of the Board of Directors, the Chairman of the Board shall have general charge of the business and affairs of the Corporation. In the absence or inability of the Chairman of the Board to act, a majority of the Board of Directors shall designate the person or persons to preside at meetings of Shareholders and the Board of Directors.

                  Section 13. Notice of Special Meetings. Notice of each special meeting of the Board of Directors shall be given by the Secretary as hereinafter provided. Each notice shall state the time and place of the meeting and shall be delivered to each director, either personally, by courier or by telephone or other standard form of telecommunication, at least twenty-four (24) hours before the time at which the meeting is to be held, or by first-class mail, postage prepaid, addressed to the director at his residence or usual place of business, and mailed at least two (2) days before the day on which the meeting is to be held.

                  Section 14. Waiver of Notice of Meetings. Notice of any special meeting need not be given to any director who shall, either before or after the meeting, sign a written waiver of notice that is filed with the records of the meeting or who shall attend the meeting.

                  Section 15. Quorum and Voting. A majority of the members of the entire Board of Directors shall be present in person at any meeting of the Board so as to constitute a quorum for the transaction of business at the meeting, and except as otherwise expressly required by statute, the Corporation's Articles of Incorporation, these By-Laws, or any applicable statute, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present may adjourn the meeting to another time and place until a quorum shall be present. Notice of the time and place of any adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

                  Section 16. Organization. The Board of Directors shall designate a Chairman of the Board, who shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to act, or at the Chairman's request, the President, or, in his absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside at the meeting. The Secretary (or, in his absence or inability to act, any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes of the meeting.

                  Section 17. Committees. The Board of Directors may designate one (1) or more committees of the Board of Directors including, but not limited to, an Executive Committee, Audit Committee, Compensation Committee and Nominating Committee, each consisting of two (2) or more directors. To the extent provided in the resolution creating such committees, and permitted by law, the committee or committees shall have and may exercise the powers of the Board of Directors in the management and conduct of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it. Any committee or committees shall have the name or names determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and provide those minutes to the Board of Directors when required. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of the absent member.

                  Section 18. Written Consent of Directors in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of
Directors or of any committee
of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

                  Section 19. Telephone Conference. Members of the Board of Directors or any committee of the Board may participate in any Board or committee meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

                  Section 20. Compensation. Each director shall be entitled to receive compensation, if any, as may from time to time be fixed by the Board of Directors, including a fee for each meeting of the Board or any committee thereof, regular or special, he attends. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place of a Board or committee meeting. Directors who are also officers of the Corporation and/or any of its subsidiaries shall not receive compensation in consideration of their services as a director.


                                  ARTICLE III

                         OFFICERS, AGENTS AND EMPLOYEES

                  Section 1. Number and Qualifications. The officers of the Corporation shall be a Chief Executive Officer or Officers, a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint one (1) or more Vice Presidents and may also appoint any other officers, offices, agents and employees as it deems necessary or proper. Any two (2) or more offices may be held by the same person, except the offices of President and Vice President, but, unless otherwise authorized by the Board of Directors or an executive committee thereof, no officer shall execute, acknowledge or verify any instrument in more than one (1) capacity. Officers shall be elected by the Board of Directors each year at its organizational meeting held after the annual meeting of shareholders, each to hold office until the meeting of the Board following the next annual meeting of the shareholders and until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as provided in these By-Laws. The Board of Directors may from time to time elect, or delegate to the Chairman of the Board or the President the power to appoint, such officers (including, but not limited to, one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) and such agents as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

                  Section 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its formal acceptance by the Board of Directors. Other than as specifically provided herein, the acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

                  Section 3. Removal of Officer, Agent or Employee. Any officer, agent or employee of the Corporation may be removed by the Board of Directors with or without cause at any time, and the Board may delegate the power of removal as to agents and employees not elected or appointed by the Board of Directors. Removal shall be without prejudice to the person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

                  Section 4. Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office that shall be vacant, in the manner prescribed in these By-Laws, for the regular election or appointment to the office.

                  Section 5. Compensation. The compensation of the officers of the Corporation shall be fixed by the Board of Directors or a designated committee thereof, but this power may be delegated to any officer with respect to other officers under his control.

                  Section 6. Bonds or Other Security. If required by the Board, any officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his duties, in an amount and with any surety or sureties as the Board may require.

                  Section 7. President. The President shall have the powers and perform the duties that the Board or the Chairman of the Board may from time to time prescribe.

                  Section 8. Vice President. Each Vice President shall have the powers and perform the duties that the Board of Directors, the Chairman of the Board or the President may from time to time prescribe.

                  Section 9. Treasurer. Unless otherwise designated by the Board of Directors or an executive committee thereof, the Treasurer shall be the Chief Financial Officer and Chief Accounting Officer of the Corporation. Subject to the provisions of any contract that may be entered into with any custodian pursuant to authority granted by the Board of Directors, the Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of the Corporation's funds and securities; he shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts, and warrants, in its name and on its behalf and to give full discharge for the same; he shall deposit all funds of the Corporation, except those that may be required for current use,, in such banks or other places of deposit as the Board of Directors may from time to time desig- nate; and, in general, he shall perform all duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board or the President.

                  Section 10. Secretary.  The Secretary shall:

                  (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board and the shareholders;

                  (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

                  (c) be custodian of the records and the seal of the corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

                  (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

                  (e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President.

                  Section 11. Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may provisionally confer the powers or duties, or any of them, of such officer upon any other officer or upon any director.


                                   ARTICLE IV

                                     STOCK

                  Section 1. Stock Certificates. Each holder of stock of the Corporation shall be entitled, upon specific written request to such person as may be designated by the Corporation, to have a certificate or certificates, in a form approved by the Board, representing the number of shares of stock of the Corporation owned by him; provided, however, that certificates for fractional shares will not be delivered in any case. The certificates representing shares of stock shall be signed by or in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation. Any or all of the signatures or the seal on the certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer, transfer agent or registrar was still in office at the date of issue.

                  Section 2. Books of Account and Record of Shareholders. There shall be kept at the principal executive office of the Corporation correct and complete books and records of account of all the business and transactions of the Corporation. There shall be made available, upon the request of any shareholder, in accordance with Pennsylvania law, a record containing the number of shares of stock issued during a specified period not to exceed twelve (12) months and the consideration received by the Corporation for each such share.

                  Section 3. Transfers of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder of the shares, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for the shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of shareholders as the owner of the share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions and to vote as the owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.

                  Section 4. Regulations. The Board of Directors may make any additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

                  Section 5. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of its loss, destruction or mutilation and the Corporation may issue a new certificate of stock in the place of any certificate issued by it that has been alleged to have been lost or destroyed or that shall have been mutilated. The Board may, in its discretion, require the owner (or his legal representative) of a lost, destroyed or mutilated certificate to give to the Corporation a bond in a sum, limited or unlimited, and in a form and with any surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the Commonwealth of Pennsylvania.

                  Section 6. Fixing of Record Date for Dividends, Distributions, etc. The Board may set, in advance, a date for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of common stock or other securities, as the record date for the determination of the shareholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the shareholders of record at the time so set shall be entitled to receive such dividend, distribution, allotment, rights or interests. Such record date shall not be more than ninety (90) days or fewer than ten (10) days before the date of the particular action to be taken.

                  Section 7. Information to Shareholders and Others. Any shareholder of the Corporation or his agent may inspect, during the Corporation's usual business hours, the

Corporation's By-Laws, minutes of the proceedings of its shareholders, annual statements of its affairs and voting trust agreements on file at its principal office.


                                   ARTICLE V

                         INDEMNIFICATION AND INSURANCE

                  Section 1. Scope of Indemnification. The corporation shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise by reason of the act that such person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except:

                  (1) where such indemnification is expressly prohibited by applicable law;

                  (2) where the conduct of the indemnified representative has been finally determined pursuant to Section 6 or otherwise:

                                 (i) to constitute willful misconduct or
recklessness within the meaning of 15 Pa.C.S. 513(b) and 1746(b) or any superseding provision of law sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or

                                (ii) to be based upon or attributable to the
receipt by the indemnified representative from the corporation of a personal benefit to which the indemnified representative is not legally entitled; or

                               (iii) to the extent such indemnification has
been finally determined in a final adjudication pursuant to Section 6 to be otherwise unlawful.

                  (3) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the corporation in violation of
Section 16(b) of the Securities Exchange Act of 1934;

                  (4) expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by directors' liability insurance whose premiums are paid for by the corporation or by an individual or entity other than such director or officer;

                  (5) amounts paid in settlement of any proceeding without the written consent of the corporation or;

The Board of Directors of the corporation is hereby authorized, at any time by resolution, to add to the above list of exceptions from the right of indemnification, but any such additional exception shall not apply with respect to any event, act or omission which has occurred prior to the date that the Board of Directors in fact adopts such resolution. Any such additional exception may, at any time after its adoption, be amended, supplemented, waived or terminated by further resolution of the Board of Directors of the corporation.

                  If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the corporation shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

                  The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.

                  For purposes of this Article:

                  (1) "indemnified capacity" means any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the corporation, or, at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

                  (2) "indemnified representative" means any and all directors and officers of the corporation and any other person designated as an indemnified representative by the Board of Directors of the corporation (which may, but not, include any person serving at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise):

                  (3) "liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense, of any nature (including, without limitation, attorneys' fees and disbursements); and

                  (4) "proceeding" means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the corporation, a class of its security holders or otherwise.

                  (5) "to the fullest extent permitted by applicable law" means the maximum extent permitted by public policy, common law or statute. Any person covered by this Article may, to the fullest extent permitted by applicable law, elect to have the right to indemnification or to advancement or reimbursement of expenses, interpreted, at such person's option (i) on the basis of the applicable law on the date this Article was approved by shareholders, or (ii) on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the proceeding, or (iii) on the basis of the applicable law in effect at the time indemnification or advancement or reimbursement of expenses is sought.

                  (6) The corporation shall have the right to appoint the attorney for an indemnified representative provided such appointment is not unreasonable under the circumstances.

                  Section 2. Proceedings Initiated By Indemnified Representatives. Notwithstanding any other provision of this Article, the corporation shall not indemnify under this Article an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counterclaims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. This section does not apply to a reimbursement of expenses incurred in successfully prosecuting or defending an arbitration under Section 6 or otherwise successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article.

                  Section 3. Advancing Expenses. The corporation shall pay the expenses (including attorneys' fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 1 or the initiation of or participation in which is authorized pursuant to Section 2 upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined pursuant to Section 6 that such person is not entitled to be indemnified by the corporation pursuant to this Article. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

                  Section 4. Securing of Indemnification Obligations. To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate. Absent fraud, the determination of the Board of Directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to voidability.

                  Section 5. Payment of Indemnification. An indemnified representative shall be entitled to indemnification within thirty (30) days after a written request for indemnification has been delivered to the Secretary of the corporation.

                  Section 6. Arbitration. Any dispute related to the right to indemnification, contribution or advancement of expenses as provided under this Article, except with respect to indemnification for liabilities arising under the Securities Act of 1933 that the corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the metropolitan area in which the principal executive offices of the corporation are located at the time, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the corporation, the second of whom shall be selected by the indemnified representative and third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American

Arbitration Association cannot be initiated, or if one of the parties fails or refuses to select an arbitrator or if the arbitrators selected by the corporation and the indemnified representative cannot agree on the selection of the third arbitrator within thirty (30) days after such time as the corporation and the indemnified representative have each been notified of the selection of the other's arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area.

                  The party or parties challenging the right of an indemnified representative to the benefits of this Article shall have the burden of proof.

                  The corporation shall reimburse an indemnified representative for the expenses (including attorneys' fees and disbursements) incurred unsuccessfully prosecuting or defending such arbitration.

                  Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction, except that the corporation shall be entitled to interpose as a defense in any such judicial enforcement proceeding any prior final judicial determination adverse to the indemnified representative under Section 7.01(a)(2) in a proceeding not directly involving indemnification under this Article. This arbitration provision shall be specifically enforceable.

                  Section 7. Contribution. If the indemnification provided for in this Article or otherwise is unavailable for any reason in respect of any liability or portion thereof, the corporation shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article or otherwise.

                  Section 8. Mandatory Indemnification of Directors, Officers, Etc. To the extent that an authorized representative of the corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in 15 Pa.C.S. 1741 or 1742 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection therewith.

                  Section 9. Optional Indemnification. The corporation may, to the fullest extent permitted by applicable law, indemnify and advance or reimburse expenses for, persons in all situations other than that covered by this Article.

                  Section 10. Contract Rights; Amendment or Repeal. All rights under this Article shall be deemed a contract between the corporation and the indemnified representative pursuant to which the corporation and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

                  Section 11. Scope of Article. The rights granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

                  Section 12. Reliance of Provisions. Each person who shall act as an indemnified representative of the corporation shall be deemed to be doing so in reliance upon the rights provided in this Article.

                  Section 13. Interpretation. The provisions of this Article are intended to constitute By-Laws authorized by 15 Pa.C.S. 513 and 1746.


                                   ARTICLE VI

                                      SEAL


                  The seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, the words "Corporate Seal" and "Commonwealth of Pennsylvania" and any emblem or device approved by the Board of Directors. The seal may be used by causing it or a facsimile to be impressed or affixed or in any other manner reproduced, or by placing the word "(seal)" adjacent to the signature of the authorized officer of the Corporation.


                                  ARTICLE VII

                                  FISCAL YEAR


                  Section 1. Fiscal Year. The Corporation's fiscal year shall be fixed by the Board of Directors from time to time.


                                  ARTICLE VIII

                                   DIVIDENDS

                  Dividends upon any class of shares of the capital stock of the Corporation may be declared as provided by and subject to the restrictions contained in the laws of the Commonwealth of Pennsylvania and the Articles of Incorporation of the corporation, as the same or either of them may be amended from time to time, but only as and when and of the character and to the amount that the Board of Directors of the Corporation may from time to time deem advisable and only in the manner contemplated herein.

                                   ARTICLE IX

                                EMERGENCY BY-LAW

                  In the event of an emergency declared by the President of the United States or the person performing his functions, the officers and employees of this Corporation will continue to conduct the affairs of the Corporation under such guidance from the directors as may be available except as to matters which by statute require specific approval of the Board and subject to conformance with any governmental directives during the emergency. The Board shall have the power, in the absence or disability of any officer, or upon the refusal of any officer to act, to delegate and prescribe such office's power and duties to any other officer, or to any director, for the time being. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of this Corporation by its directors and officers as contemplated by these By-Laws, any three or more available members of the then incumbent Executive Committee shall constitute a quorum of that committee for the full conduct and management of the affairs and business of the Corporation in accordance with this emergency By- Law. In the event of the unavailability, at such time, of a minimum of three members of the then incumbent Executive Committee, any three available directors shall constitute the management of the affairs and business of the corporation in accordance with the foregoing provisions of this section. This section shall be subject to implementation by resolutions of the Board passed from time to time for that purpose, and any provision of these By-Laws other than this section and any resolutions which are contrary to the provisions of this section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this section that it shall be to the advantage of this Corporation to resume the conduct and management of its affairs and business under all of the other provisions of these By-Laws. During an emergency resulting in any authorized place of business of this Corporation being unable to function, the business ordinarily conducted at such location shall be relocated elsewhere in suitable quarters, in addition to or in lieu of the location heretofore mentioned, as may be designated by the Board or by the Executive Committee or by such persons as are then, in accordance with resolutions adopted from time to time by the Board dealing with the exercise of authority in the time of such emergency, conducting the affairs of this Corporation. Any temporarily relocated place of business of this Corporation shall be returned to its legally authorized location as soon as practicable and such temporary place of business shall then be discontinued.


                                   ARTICLE X

                                   AMENDMENTS


                  These By-Laws may be amended or repealed by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors, or by the vote of shareholders holding at least seventy-five (75%) percent of the total aggregate outstanding shares of the Corporation's capital stock, at an annual or special meeting called for such purpose.

                                                                      EXHIBIT B

                             SURVIVING CORPORATION
          AMENDED AND RESTATED STOCK OPTION AND RESTRICTED STOCK PLAN


         The purpose of the Amended and Restated Stock Option and Restricted Stock Plan (the "Plan") of Surviving Corporation (the "Company") is to promote the interests of the Company by providing incentives to (i) designated officers and other employees of the Company or a Subsidiary Corporation (as defined herein), (ii) non-employee members of the Company's Board of Directors (the "Board") and (iii) independent contractors and consultants (who may be individuals or entities) who perform services for the Company, to enable the Company to attract and retain them and to encourage them to acquire a proprietary interest, or to increase their proprietary interest, in the Company. The Company believes that the Plan will cause participants to contribute materially to the growth of the Company, thereby benefitting the Company's shareholders. For purposes of the Plan, the terms "Parent Corporation" and "Subsidiary Corporation" shall have the meanings set forth in subsections (e) and (f) of Section 424 of the Internal Revenue Code of 1986, as amended (the "Code").

1.       Administration

         (a) The Plan shall be administered and interpreted by a committee of the Board (the "Committee") consisting of not less than two persons, all of whom shall be "outside directors" within the meaning of Section 162(m) of the Code and each of whom shall be a "disinterested person" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall have the sole authority to determine (i) who is eligible to receive Grants (as defined in Section 2 below) under the Plan, (ii) the type, size and terms of each Grant under the Plan (subject to Section 4 below), (iii) the time when each Grant will be made and the duration of any exercise or restriction period; (iv) any restrictions on resale applicable to the shares to be issued or transferred pursuant to the Grant; and (v) any other matters arising under the Plan. The Committee may, if it so desires, base any of the foregoing determinations upon the recommendations of management of the Company. The Committee shall have full power and authority to administer and interpret the Plan and to adopt or amend such rules, regulations, agreements and instruments as it may deem appropriate for the proper administration of the Plan. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any Grants under the Plan. No person acting under this subsection shall be held liable for any action or determination made in good faith with respect to the Plan or any Grant under the Plan.

         (b) Each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or her, or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan, unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the members may have as directors or otherwise under the Articles of Incorporation or By-Laws of the Company, any agreement of shareholders or disinterested directors or otherwise.

2.       Grants

         Grants. Incentives under the Plan shall consist of Incentive Stock Options (as defined in Section 5(b) below), Nonqualified Stock Options (as defined in Section 5(b) below), Restricted Stock Grants (as defined in Section 6 below) or SARs (as defined in Section 7 below) (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions of any nature as long as they are not inconsistent with the Plan as the Committee deems appropriate and specifies in writing to the participant (the "Grant Letter"). The Committee shall approve the form and provisions of each Grant Letter. Grants under any section of the Plan need not be uniform as among the participants receiving the same type of Grant, and Grants under two or more sections of the Plan may be combined in one Grant Letter.

3.       Shares Subject to the Plan

         (a) The aggregate number of shares of the Common Stock, par value $.01 ("Common Stock"), of the Company that may be issued or transferred under the Plan is [400,000/500,000], subject to adjustment pursuant to Section 3(b) below. Such shares may be authorized but unissued shares or reacquired shares. If and to the extent that options granted under the Plan terminate, expire or are canceled without having been exercised (including shares cancelled as part of an exchange of Grants), or if any shares of restricted stock are forfeited, the shares subject to such Grant shall again be available for subsequent Grants under the Plan.

         (b) If any change is made to the Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, or exchange of shares or any other change in capital structure made without receipt of consideration), then unless such event or change results in the termination of all outstanding Grants under the Plan, the Committee shall preserve the value of the outstanding Grants by adjusting the maximum number and class of shares issuable under the Plan to reflect the effect of such event or change in the Company's capital structure, and by making appropriate adjustments to the number and class of shares, the exercise price of each outstanding option and otherwise, except that any fractional shares resulting from such adjustments shall be eliminated by rounding any portion of a share equal to .500 or greater up, and any portion of a share equal to less than
 .500 down, in each case to the nearest whole number.

4.       Eligibility for Participation

         Officers and other employees of the Company or a Subsidiary Corporation, non-employee members of the Board, and independent contractors and consultants who perform services for the Company shall be eligible to participate in the Plan (hereinafter referred to individually as an "Eligible Participant" and collectively as "Eligible Participants"). Only Eligible Participants who are officers or other employees of the Company or a Subsidiary Corporation shall be eligible to receive Incentive Stock Options. All Eligible Participants shall be eligible to receive Nonqualified Stock Options, Restricted Stock Grants and SARs. The Committee shall select from among the Eligible Participants those who will receive Grants (the "Grantees") and shall determine the number of shares of Common Stock subject to each Grant; provided, however, that the maximum number of shares of Common Stock which may be subject to Grants awarded to any Grantee shall not exceed [400,000/500,000]. The Committee may, if it so desires, base any such selections or determinations upon the recommendations of management of the Company. Nothing contained in the Plan shall be construed to limit in any manner whatsoever the right of the Company to grant rights or options to acquire Common Stock or awards of Common Stock otherwise than pursuant to the Plan.

5.       Stock Options

         (a) Number of Shares. The Committee, in its sole discretion, shall determine the number of shares of Common Stock that will be subject to each option.

         (b) Type of Option and Option Price.

                  (1) The Committee may grant options qualifying as incentive stock options within the meaning of Section 422 of the Code ("Incentive Stock Options") and other stock options ("Nonqualified Stock Options"), in accordance with the terms and conditions set forth herein, or may grant any combination of Incentive Stock Options and Nonqualified Stock Options (hereinafter referred to collectively as "Stock Options"). The option price per share of an Incentive Stock Option shall be the fair market value (as defined herein) of a share of Common Stock on the date of grant. If the Grantee of an Incentive Stock Option owns Common Stock (as determined under section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Parent Corporation or Subsidiary Corporation, the option price per share in the case of an Incentive Stock Option shall not be less than 110% of the fair market value of a share of Common Stock on the date of grant and such option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

                  (2) For all valuation purposes under the Plan, the fair market value of a share of Common Stock shall be determined in accordance with the following provisions:

                           (A) If the Common Stock is not at the time listed or
                  admitted to trading on any stock exchange but is traded in the over-the-counter market (but not on the Nasdaq National Market segment of The Nasdaq Stock Market), the fair market value shall be the mean between the last reported bid and asked prices of one share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its Nasdaq system or any successor system. If there are no reported bid and asked prices on the date in question, then the mean between the last reported bid and asked prices on the next preceding date for which such quotations exist shall be determinative of fair market value. If the Common Stock is traded over-the-counter on the Nasdaq National Market segment of The Nasdaq Stock Market, the fair market value shall be the closing selling price of one share of Common Stock on the date in question as such price is reported by the National Association of Securities Dealers through such system or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the next preceding date for which such quotation exists shall be determinative of fair market value.

                           (B) If the Common Stock is at the time listed or
                  admitted to trading on any stock exchange, then the fair market value shall be the closing selling price of one share of Common Stock on the date in question on the stock exchange determined by the Committee to be the primary market for the Common Stock, as such prices are officially quoted on such exchange. If there is no reported closing selling price of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the next preceding date for which such quotation exists.

                           (C) If the Common Stock is at the time neither listed
                  nor admitted to trading on any stock exchange nor traded in the over-the-counter market (or, the Committee determines that the value as determined pursuant to Section 5(b)(2)(A) or (B) above does not reflect fair market value), then the Committee shall determine fair market value after taking into account such factors as it deems appropriate.

         (c) Exercise Period. The Committee shall determine the option exercise period of each Stock Option. The exercise period shall not exceed ten years from the date of grant. Notwithstanding any determinations by the Committee regarding the exercise period of any Stock Option, all outstanding Stock Options shall be immediately exercisable upon a Change of Control of the Company (as defined in Section 9 below).

         (d) Vesting of Options and Restrictions on Shares. The vesting period for Stock Options shall commence on the date of grant and shall end on the date or dates, determined by the Committee, that shall be specified in the Grant Letter. The Committee may impose upon the shares of Common Stock issuable upon the exercise of a Stock Option such restrictions as it deems appropriate and specifies in the Grant Letter. During any period in which such restrictions apply, the provisions of Section 6(d) below shall be applicable to such shares, and the Committee, in such circumstances as it deems equitable, may determine that all such restrictions shall lapse. Notwithstanding any other provision of the Plan, all outstanding Stock Options shall become immediately exercisable upon a Change of Control of the Company (as defined in Section 9 below).

         (e) Manner of Exercise. A Grantee may exercise a Stock Option by delivering a duly completed notice of exercise to the Committee, together with payment of the option price. Such notice may include instructions authorizing the Company to deliver the certificates representing the shares of Common Stock issuable upon the exercise of such Stock Option to any designated registered broker or dealer ("Designated Broker"). Such instructions shall designate the account into which the shares are to be deposited. The Grantee may tender such notice of exercise, which has been properly executed by the Grantee, and the aforementioned delivery instructions to any Designated Broker.

         (f) Termination of Employment, Disability or Death.

                  (1) If a Grantee who is an employee ceases to be an employee (in the case of an Incentive Stock Option) or ceases to be an Eligible Participant (in the case of a Nonqualified Stock Option) for any reason (other than, in the case of an individual, the death of such individual) any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within three months after the date on which the Grantee ceases to be an employee or an Eligible Participant, as the case may be (or within such other period of time, which may be longer or shorter than three months, as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option exercise period, except that in the case of an individual Grantee who is disabled within the meaning of Section 22(e)(3) of the Code, such period shall be one year rather than three months (except as otherwise provided in the Grant Letter).

                  (2) In the event of the death of an individual Grantee while he or she is an Eligible Participant or within not more than three months after the date on which the Grantee ceases to be an Eligible Participant (or within such other period of time, which may be longer or shorter than three months, as may be specified in the Grant Letter), any Stock Option which was otherwise exercisable by the Grantee at the date of death may be exercised by the Grantee's personal representative at any time prior to the expiration of one year from the date of death, but in any event no later than the date of expiration of the option exercise period.

         (g) Satisfaction of Option Price. The Grantee shall pay the option price in full at the time of exercise in cash, or, with the consent of the Committee in its sole discretion, by delivering shares of Common Stock already owned by the Grantee and having a fair market value on the date of exercise equal to the option price or a combination of cash and shares of Common Stock [provided, however, that in lieu of payment in full in such manner, a Grantee may with the approval of the Board in its sole discretion, be entitled to pay for the shares purchased upon exercise of the Stock Option by payment to the Company in cash or by certified or bank check a sum equal at least to the par value of the Common Stock, with the remainder of the purchase price satisfied by the issuance of an interest bearing promissory note or notes, in a form and having terms, including rate of interest and collateral security, satisfactory to the Board in its sole discretion]. The Grantee shall also pay the amount of withholding tax due, if any, at the time of exercise. Shares of Common Stock shall not be issued or transferred upon any purported exercise of a Stock Option until the option price and the withholding obligation are fully paid.

         (h) Limits on Incentive Stock Options. Each Grant of an Incentive Stock Option shall provide that:

                  (1) the Stock Option is not transferable by the Grantee, except, in the case of an individual Grantee, by will or the laws of descent and distribution;

                  (2) the Stock Option is exercisable only by the Grantee, except as otherwise provided herein or in the Grant Letter in the event of the death of an individual Grantee;

                  (3) the aggregate fair market value of the Common Stock determined as of the date of the Grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan and under any other stock option plan of the Company shall not exceed $100,000; and

                  (4) unless the Grantee could otherwise transfer Common Stock issued pursuant to the Stock Option without incurring liability under
         Section 16(b) of the Securities and

         Exchange Act of 1934, as amended (the "Exchange Act"), at least six months must elapse from the date of acquisition of the Stock Option until the date of disposition of the Common Stock issued upon exercise thereof.

[Formula Awards for Committee Members]

6.       Restricted Stock Grants

         The Committee may issue shares of Common Stock to an Eligible Participant pursuant to an incentive or long range compensation plan, program or contract approved by the Committee (a "Restricted Stock Grant"). The following provisions are applicable to Restricted Stock Grants:

         (a) General Requirements. Shares of Common Stock issued pursuant to Restricted Stock Grants will be issued in consideration for cash or services rendered having a value, as determined by the Board, at least equal to the par value thereof. All conditions and restrictions imposed under each Restricted Stock Grant, and the period of years during which the Restricted Stock Grant will remain subject to such restrictions, shall be set forth in the Grant Letter and designated therein as the "Restriction Period." All restrictions imposed under any Restricted Stock Grant shall lapse on such date or dates as the Committee may approve until the restrictions have lapsed as to 100% of the shares, except that upon a Change of Control of the Company, all restrictions on the transfer of the shares which have not been forfeited prior to such date shall lapse. In addition, the Committee, in circumstances that it deems equitable, may determine as to any or all Restricted Stock Grants, that all the restrictions shall lapse, notwithstanding any Restriction Period.

         (b) Number of Shares. The Committee, in its sole discretion, shall determine the number of shares of Common Stock that will be granted in each Restricted Stock Grant.

         (c) Requirement of Relationship with Company. If the Grantee's relationship with the Company (as an employee, non-employee member of the Board, independent contractor or consultant, as the case may be) terminates during the period designated in the Grant Letter as the Restriction Period, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which restrictions on transfer have not lapsed, and such shares shall be immediately returned to the Company. The Committee may, in its sole discretion, provide for complete or partial exceptions to the provisions of this Section 6(c).

         (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Common Stock to which such Restriction Period applies except to a Successor Grantee pursuant to Section 8 below. Each certificate representing a share of Common Stock issued or transferred under a Restricted Stock Grant shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate or certificates representing any such shares as to which all restrictions have lapsed.

7.       Stock Appreciation Rights

         (a) General Provisions. The Committee may grant stock appreciation rights ("SARs") to any Grantee in tandem with any Stock Option, for all or a portion of the applicable Stock

Option, either at the time the Stock Option is granted or at any time thereafter while the Stock Option remains outstanding.

         (b) Number of SARs. The number of SARs granted to a Grantee which shall be exercisable during any given period of time shall not exceed the number of shares of Common Stock which the Grantee may purchase upon the exercise of the related Stock Option during such period.

         (c) Settlement Amount. Upon a Grantee's exercise of some or all of the Grantee's SARs, the Grantee shall receive in settlement of such SARs an amount equal to the stock appreciation (as defined herein) for the number of SARs exercised, payable in cash, Common Stock or a combination thereof. The "stock appreciation" for a SAR is the difference between the option price specified for the related Stock Option and the fair market value of the underlying Common Stock on the date of exercise of the SAR; provided that the maximum value of any stock appreciation right shall be limited to the exercise price of the tandem Stock Option with respect to which it is issued.

         (d) Settlement Election. Upon the exercise of any SARs, the Grantee shall have the right to elect the portions of the settlement amount that the Grantee desires to receive in cash and shares of Common Stock, respectively. For purposes of calculating the number of shares of Common Stock to be received upon settlement, shares of Common Stock shall be valued at their fair market value on the date of exercise of the SARs. Notwithstanding the foregoing, the Committee shall have the right (i) to disapprove a Grantee's election to receive such settlement in whole or in part in cash, and to require that shares of Common Stock be delivered in lieu of cash or (ii) to require that settlement be made in cash. If shares of Common Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

         (e) Exercise. A SAR is exercisable only during the period when the Stock Option to which it is related is also exercisable. SARs shall be exercisable only at the same time and to the same extent as, and shall terminate and no longer be exercisable upon the termination or immediately after the exercise of, the tandem Stock Options or applicable portion thereof.

8.       Transferability of Options and Grants

         Only a Grantee (or, in the case of an individual Grantee, his or her authorized legal representative on behalf of Grantee) may exercise rights under a Grant. No individual Grantee may transfer those rights except by will or by the laws of descent and distribution or, in the case of a Grant other than an Incentive Stock Option and to the extent permitted under Rule 16b-3 of the Exchange Act and by the Committee in its sole discretion, (a) pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA or the rules thereunder and (b) to a trust for the benefit of a member of the Grantee's immediate family. Upon the death of an individual Grantee, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee shall furnish proof satisfactory to the Company of such person's right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

9.       Change of Control of the Company

         As used herein, a "Change of Control" shall be deemed to have occurred when (a) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner", directly or indirectly, of securities of the Company representing thirty (30%) percent or more of the combined voting power of the Company's then outstanding securities or (b) the Company becomes a subsidiary of another corporation or is merged or consolidated into another corporation or if substantially all of its assets shall have been sold to an unaffiliated party or parties unless thereafter (1) directors of the Company immediately prior thereto continue to constitute at least fifty (50%) percent of the directors of the surviving entity or purchaser or (2) the Company's securities continue to represent, or are converted into securities which represent, more than sixty-six and two thirds(66 2/3%) percent of the combined voting power of the surviving entity or purchaser, or (c) fifty (50%) percent or more of the Board is comprised of persons who were not nominated by the Board for election as directors, or (d) the Board adopts a plan of complete liquidation of the Company.

10.      Certain Corporate Changes

         (a) Sale or Exchange of Assets, Dissolution or Liquidation or Merger or Consolidation Where the Company Does Not Survive. If all or substantially all of the assets of the Company are to be sold or exchanged, the Company is to be dissolved or liquidated, or the Company is a party to a merger or consolidation with another corporation in which the Company will not be the surviving corporation, then, at least ten days prior to the effective date of such event, the Company shall give each Grantee with any outstanding Grants written notice of such event. Each such Grantee shall thereupon have the right to exercise in full any installments of such Grants not previously exercised (whether or not the right to exercise such installments has accrued pursuant to such Grants), within ten days after such written notice is sent by the Company. Any installments of such Grants not so exercised shall thereafter lapse and be of no further force or effect.

         (b) Merger or Consolidation Where the Company Survives. If the Company is a party to a merger or consolidation in which the Company will be the surviving corporation, then the Committee may, in its sole discretion, elect to give each Grantee with any outstanding Grants written notice of such event. If such notice is given, each such Grantee shall thereupon have the right to exercise in full any installments of such Grants not previously exercised (whether or not the right to exercise such installments has accrued pursuant to such Grants), within ten days after such written notice is sent by the Company. Any installments of such Grants not so exercised shall thereafter lapse and be of no further force or effect.

11.      Shareholder Approval

         This Plan is subject to and no Options shall be exercisable hereunder until after approval of this Plan by holders of a majority of the shares of the stock of the Company present or represented by a proxy in a separate vote at a duly held meeting of the shareholders of the Company within twelve months after the date of the adoption of the Plan by the Board. If the Plan is not so approved by shareholders, the Plan and all Grants hereunder shall terminate and be of no force or effect.

12.      Amendment and Termination of the Plan

         (a) Amendment. The Board may amend or terminate the Plan at any time; provided that the approval of the shareholders of the Company shall be required in respect of any amendment that (A) materially increases the benefits accruing to Eligible Participants under the Plan, (B) increases the aggregate number of shares of Common Stock that may be issued or transferred under the Plan (other than by operation of Section 3(b) above), (C) materially modifies the requirements as to eligibility for participation in the Plan; or (D) modifies the provisions for determining the fair market value of a share of Common Stock.

         (b) Termination of Plan. The Plan shall terminate on November 14, 2005 (as set forth in Section 19 below) unless earlier terminated by the Board or unless extended by the Board with the approval of the shareholders.

         (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not result in the termination or amendment of the Grant unless the Grantee consents or unless the Committee acts under Section 20(b) below. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 20(b) below or may be amended by agreement of the Company and the Grantee which is consistent with the Plan.

13.      Funding of the Plan

         The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

14.      Rights of Eligible Participants

         Nothing in the Plan shall entitle any Eligible Participant or other person to any claim or right to any Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Eligible Participant or Grantee any rights to be retained by the Company in any capacity, whether as an employee, non-employee member of the Board, independent contractor, consultant or otherwise.

15.      Withholding of Taxes

         The Company shall have the right to deduct from all Grants paid in cash any federal, state or local taxes required by law to be withheld with respect to such Grants paid in cash. In the case of Grants paid in Common Stock, the Company shall have the right to require the Grantee to pay to the Company the amount of any taxes which the Company is required to withhold in respect of such Grants or to take whatever action it deems necessary to protect the interests of the Company in respect of such tax liabilities, including, without limitation, withholding a portion of the shares of Common Stock otherwise deliverable pursuant to the Plan. The Company's obligation to issue or transfer shares of Common Stock upon the exercise of a Stock Option or

SAR or the acceptance of a Restricted Stock Grant shall be conditioned upon the Grantee's compliance with the requirements of this section to the satisfaction of the Committee.

16.      Agreements with Grantees

         Each Grant made under the Plan shall be evidenced by a Grant Letter containing such terms and conditions as the Committee shall approve.

17.      Requirements for Issuance of Shares

         No Common Stock shall be issued or transferred under the Plan unless and until all applicable legal requirements have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Stock Option, Restricted Stock Grant or SAR on the Grantee's undertaking in writing to comply with such restrictions on any subsequent disposition of the shares of Common Stock issued or transferred thereunder as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

18.      Headings

         The section headings of the Plan are for reference only. In the event of a conflict between a section heading and the content of a section of the Plan, the content of the section shall control.

19.      Effective Date of the Plan

         The Plan shall be effective as of November 14, 1995, subject to the approval of the Company's shareholders within 12 months after such effective date.

20.      Miscellaneous

         (a) Substitute Grants. The Committee may make a Grant to an employee, a non-employee director, or an independent contractor or consultant of another corporation, if such person shall become an Eligible Participant by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or a Subsidiary Corporation and such other corporation. Any such Grant shall be made in substitution for a stock option or restricted stock grant granted by the other corporation ("Substituted Stock Incentives"), but the terms and conditions of the substitute Grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute Grants.

         (b) Compliance with Law. The Plan, the exercise of Grants and the obligations of the Company to issue or transfer shares of Common Stock under Grants shall be subject to all applicable laws and required approvals by any governmental or regulatory agencies. The Committee may revoke any Grant if it is contrary to law or modify any Grant to bring it into compliance with any valid and mandatory government regulations. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this section.

         (c) Ownership of Stock. A Grantee or Successor Grantee shall have no rights as a shareholder with respect to any shares of Common Stock covered by a Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

                                                                      EXHIBIT C

                                                     November __, 1995



Republic Bancorporation, Inc.


Gentlemen:

         I have been advised that as of the date of this letter, I may be deemed to be an "affiliate" of ExecuFirst Bancorp, Inc., a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania ("ExecuFirst"), as the term "affiliate" is (i) defined for purposes of paragraph (c) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of November __, 1995 (the "Agreement") by and among Republic Bancorporation, Inc., a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania ("Republic") and ExecuFirst, Republic will be merged with and into ExecuFirst (the "Merger").

         In connection therewith, I represent, warrant and covenant that:

         A. I will not, during the 30 days prior to the Effective Time (as defined in the Agreement), sell, transfer or otherwise dispose of any shares of common stock, $.01 par value per share, of ExecuFirst that I may hold which results in a reduction in the risk of ownership of such shares.

         B. I will not sell, transfer or otherwise dispose of any shares of the common stock, $.01 par value per share, of ExecuFirst (the "Common Stock") received by me in the Merger or any other shares of the capital stock of ExecuFirst until after such time as results covering at least 30 days of combined operations of Republic and ExecuFirst have been published by ExecuFirst, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined results of operations.

         C. I shall not make any sale, transfer or other disposition or offer to make any such sales, transfer or other disposition, of the Common Stock in violation of the Act or the Rules and Regulations.

         D. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Common Stock to the extent I felt necessary, with my counsel or counsel for ExecuFirst or Republic.

         E. I understand that stop transfer instructions will be given to ExecuFirst's transfer agent with respect to the Common Stock and that there will be placed on the certificates for the Common Stock, or any substitutions therefor, a legend stating in substance:

                           The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may not be sold, transferred, or otherwise disposed of unless pursuant to (i) an effective registration statement under the Securities Act of 1933, (ii) Rule 145 or (iii) an exemption from registration under the said Act which is available in the opinion of counsel acceptable to Republic.

         Execution of this letter should not be considered an admission on my part that I am an "affiliate" of ExecuFirst or Republic as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                                Very truly yours,


                                                ------------------------------

Accepted this _____ day of

November, 1995 by

REPUBLIC BANCORPORATION, INC.


By:___________________________
   Name:______________________
   Title:_____________________

                                                                      EXHIBIT D

                                                     November __, 1995



ExecuFirst Bancorp, Inc.


Gentlemen:

         I have been advised that as of the date of this letter, I may be deemed to be an "affiliate" of Republic Bancorporation, Inc., a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania ("Republic"), as the term "affiliate" is (i) defined for purposes of paragraph
(c) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of November __, 1995 (the "Agreement") by and among ExecuFirst Bancorp, Inc., a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania ("ExecuFirst") and Republic, Republic will be merged with and into ExecuFirst (the "Merger").

         In connection therewith, I represent, warrant and covenant that:

         A. I will not, during the 30 days prior to the Effective Time (as defined in the Agreement), sell, transfer or otherwise dispose of any shares of common stock, $.01 par value per share, of Republic that I may hold which results in a reduction in the risk of ownership of such shares.

         B. I will not sell, transfer or otherwise dispose of any shares of the common stock, $.01 par value per share, of ExecuFirst (the "Common Stock") received by me in the Merger or any other shares of the capital stock of ExecuFirst until after such time as results covering at least 30 days of combined operations of ExecuFirst and Republic have been published by ExecuFirst, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined results of operations.

         C. I shall not make any sale, transfer or other disposition or offer to make any such sales, transfer or other disposition, of the Common Stock in violation of the Act or the Rules and Regulations.

         D. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Common Stock to the extent I felt necessary, with my counsel or counsel for Republic or ExecuFirst.

         E. I understand that stop transfer instructions will be given to ExecuFirst' transfer agent with respect to the Common Stock and that there will be placed on the certificates for the Common Stock, or any substitutions therefor, a legend stating in substance:

                           The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may not be sold, transferred, or otherwise disposed of unless pursuant to (i) an effective registration statement under the Securities Act of 1933, (ii) Rule 145 or (iii) an exemption from registration under the said Act which is available in the opinion of counsel acceptable to ExecuFirst.

         Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Republic or ExecuFirst as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                                 Very truly yours,


                                                ------------------------------

Accepted this _____ day of

November, 1995 by

EXECUFIRST BANCORP, INC.


By:___________________________
   Name:______________________
   Title:_____________________

                                                                     EXHIBIT E

              REPUBLIC BANCORPORATION, INC. STOCK OPTION AGREEMENT

         STOCK OPTION AGREEMENT, dated as of November 17, 1995 (the "Agreement"), by and between Republic Bancorporation, Inc., a Pennsylvania corporation ("Issuer"), and ExecuFirst Bancorp, Inc. a Pennsylvania corporation ("Grantee").

                                    RECITALS

         (A) The Plan. Grantee and Issuer have on a date prior to the date hereof, entered into an Agreement and Plan of Merger, dated as of November 17, 1995 (the "Plan"), providing for, among other things, the merger of Issuer with and into the Grantee, with the Grantee being the surviving corporation.

         (B) Condition to Plan. As a condition and inducement to Grantee's execution of the Plan and Grantee's agreement referred to in the next sentence, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as hereinafter defined). As a condition and inducement to Issuer's execution of the Plan and this Agreement, Grantee has agreed to grant an option to Issuer on terms and conditions substantially identical to those of the Option and this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Plan, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

         1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Plan.

         2. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase a number of shares of common stock, par value $.01 per share ("Issuer Common Stock"), of Issuer up to 158,058 of such shares (as adjusted as set forth herein, the "Option Shares", which shall include the Option Shares before and after any transfer of such Option Shares, but in no event shall the number of Option Shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Issuer Common Stock) at a purchase price per Option Share (as adjusted as set forth herein, the "Purchase Price") equal to $8.50 per share of Issuer Common Stock.



         3. Transferability of Option. The Option granted hereunder may not be transferred by the Grantee except to a "Parent Corporation" or a "Subsidiary Corporation", as such terms are defined in subsections (e) and (f), respectively, of Section 424 of the Internal Revenue Code of 1986, as amended.

        4. Exercise of Option.

        (a) Provided that (i) Grantee or Holder (as hereinafter defined), as applicable, shall not be in material breach of the agreements or covenants contained in this Agreement or the Plan, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, the Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as hereinafter defined); provided that the Option shall terminate and be of no force and effect upon the earliest to occur of (A) the Effective Time, (B) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event (other than a termination resulting from a willful breach by the Issuer of any covenant, representation or warranty contained therein) or (C) twelve (12) months after termination of the Plan if such termination follows the occurrence of a Purchase Event or is due to a willful breach by the Issuer of any covenant contained therein; provided, however, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law. The term "Holder" shall mean the holder or holders of the Option from time to time, and which initially is Grantee. The rights set forth in Section 9 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

         (b) As used herein, a "Purchase Event" means any of the following events:

         (i) Without Grantee's prior written consent, Issuer shall have recommended, proposed or announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect (A) a merger, consolidation or similar transaction involving Issuer or any of its significant subsidiaries (other than transactions solely between Issuer's subsidiaries that are not violative of the
Plan), (B) the disposition, by sale, lease, exchange or otherwise, of assets or deposits of Issuer or any of its significant subsidiaries representing in either case 22.5% or more of the consolidated assets or deposits of Issuer and its subsidiaries or (C) the issuance, sale or other disposition by Issuer of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 22.5% or more of the voting power of the Issuer or any of its significant subsidiaries (each of (A), (B) or (C) an "Acquisition Transaction"); or

         (ii) any person (other than Grantee or any subsidiary of Grantee shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act), other than a group of which Grantee or Issuer or any affiliates or persons participating with any affiliate or any subsidiary of Grantee or Issuer shall have been formed to have acquired beneficial ownership of or has the right to acquire beneficial ownership of, 25% or more of the voting power of Issuer or any of its significant subsidiaries.

         (c) Issuer shall notify Grantee promptly in writing of the occurrence of any Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.

         (d) In the event Holder wishes to exercise the Option or any part thereof, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"); provided that the first notice of exercise shall be sent to Issuer within 180 days after the first Purchase Event of which Grantee has been notified and if no such notification is given within such 180 day time period, the right to exercise shall expire. If prior notification to or approval of any Regulatory Authority is required in connection with such purchase, Issuer shall cooperate with the Holder in the filing of the required notice of application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods). Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

         5. Payment and Delivery of Certificates.

         (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in Section 13(f).

         (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a), (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all Liens and subject to no preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

         (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OR A VALID EXEMPTION THEREFROM. THE SHARES ARE SUBJECT TO FURTHER RESTRICTIONS WITH RESPECT TO SALE OF TRANSFER PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF NOVEMBER 17, 1995. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that the portion of the above legend relating to the Securities Act shall be removed by delivery of substitute certificates without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

         (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under Section 3(e), the tender of the applicable purchase price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Holder. Issuer shall pay all expenses, and any and all United States federal, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section in the name of Holder or its assignee, transferee, or designee.

         (e) Issuer agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer,
(iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements and (B) in the event prior approval of or notice to any Regulatory Authority is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Regulatory Authority as it may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of the Issuer Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Holder against dilution.

         6. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee (and Holder, if different than Grantee) as follows:

                 (a) Corporate Authority. Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Issuer and the Issuer's Board of Directors, by at least a two-thirds vote, has waived the restriction of ownership imposed in Section 11.1 of its certificate of incorporation ("Certificate of Incorporation") with respect to this Option, and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated.

                  (b) Beneficial Ownership. To the best knowledge of Issuer, as of the date of this Agreement, no person or group has beneficial ownership of more than 10% of the issued and outstanding shares of Issuer Common Stock.


                  (c) Shares Reserved for Issuance; Capital Stock. Issuer has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms, will have reserved for issuance upon the exercise of the Option, that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time purchasable upon exercise of the Option, and all such shares, upon issuance pursuant to the Option, will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances, and security interests (other than those created by this Agreement) and not subject to any preemptive rights.

                  (d) No Violations. The execution, delivery and performance of this Agreement does not or will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, its Articles of Incorporation or by-laws ("By-Laws"), or the comparable governing instruments of any of its subsidiaries, or (B) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or nongovernmental permit or license to which it or any of its subsidiaries is subject, that would, in any case give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.

         7. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that Grantee has full corporate power and authority to enter into this Agreement and, subject to obtaining the approvals referred to in this Agreement, to consummate the transactions contemplated by this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee; and this Agreement has been duly executed and delivered by Grantee.

         8. Adjustment upon Changes in Issuer Capitalization, etc. (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 8(a), upon exercise of any option to purchase Issuer Common Stock outstanding on the date hereof or upon conversion into Issuer Common Stock of any convertible security of Issuer outstanding on the date hereof), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance it, together with any share of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option. No provision of this Section 8 shall be deemed to affect or change, or constitute authorization for any violation of, any of the covenants or representations in the Plan.

         (b) In the event that Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets or deposits to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall be subject to this Agreement in accordance with the terms provided herein and make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of either (x) the Acquiring Corporation (as hereinafter defined), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), Issuer (such person being referred to as "Substitute Option Issuer").

         (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. Substitute Option Issuer shall also enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

         (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of Substitute Option per share of Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

         (e) The following terms have the meanings indicated:

                  (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, or (iii) the transferee of all or substantially all of Issuer's assets (or a substantial part of the assets of its subsidiaries taken as a whole).

                  (2) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

                  (3) "Assigned Value" shall mean the highest of (w) the price per share of Issuer Common Stock at which a Tender Offer or an Exchange Offer therefor has been made, (x) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, and (y) the highest closing price for shares of Issuer Common stock within the six month period immediately preceding the consolidation, merger, or sale in question and (z) in the event of a sale of all or substantially all of Issuer's assets or deposits an amount equal to (i) the sum of the price paid in such sale for such assets (and/or deposits) and the current market value of the remaining assets of Issuer, as determined by a nationally or regionally recognized investment banking firm selected by Holder divided by (ii) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer or an Exchange Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally or regionally recognized investment banking firm selected by Holder.

                  (4) "Average Price" shall mean the average closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger, or sale in question, but in no event higher than the closing price or the purchase price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to the Purchase Price, a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Holder may elect.

         (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for the limitation in the first sentence of this Section 7(f), Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 8(f) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this Section 8(f). This difference in value shall be determined by a nationally-recognized investment banking firm selected by Holder.

         (g) Issuer shall not enter into any transaction described in Section 8(b) unless prior to the entering of such transaction the Acquiring Corporation and any person that controls the Acquiring Corporation assumed in writing all the obligations of Issuer hereunder and took all other actions that may be necessary so that the provisions of this Section 8 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value (other than any diminution in value resulting from the fact that the Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision) than other shares of common stock issued by Substitute Option Issuer).

         9. Repurchase at the Option of Holder. (a) Subject to the last sentence of Section 4(a), at the demand of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 9(d)) and ending 12 months immediately thereafter, Issuer shall repurchase from Holder (i) the Option or any part of the Option or (ii) any or all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The dates on which Holder may exercise its rights under this Section 9 are referred to as the "Request Dates". Such repurchase shall be at an aggregate price (the "Section 9 Repurchase Consideration") equal to the sum of:

                  (i) the aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

                  (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

                  (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

         (b) If Holder exercises its rights under this Section 9, Issuer shall, within 10 business days after any Request Date, pay the Section 9 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment, Holder shall surrender to Issuer the Option or any part of the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has exercised its rights under this Section 9, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all Liens. Notwithstanding the foregoing, to the extent that prior notification to or approval of any Regulatory Authority is required in connection with the payment of all or any portion of the Section 9 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to
Section 9, in whole or in part, or to require that Issuer deliver from time to time that portion of the Section 9 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If any Regulatory Authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder. If any Regulatory Authority prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by such Regulatory Authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to
Section 9(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the repurchase.

          Notwithstanding anything herein to the contrary, all of Holder's rights under this Section 9 shall terminate on the date of termination of this Option pursuant to Section 4(a).

         (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 8(b)(i), 8(b)(ii) or 8(b)(iii), or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the NASDAQ Small Cap market or the National Daily Quotation Bureau, as the case may be; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally or regionally recognized investment banking firm selected by Holder, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally or regionally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

         (d) As used herein, "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 8(b)(i), 8(b)(ii) or 8(b)(iii) shall be consummated.

         10. Registration Rights. (a) If Issuer at any time after the exercise of the Option proposes for any reason to register any shares of Issuer Common Stock under the Securities Act or in the event that any registration pursuant to this Section 10(a) shall be, in whole or in part, an underwritten offering of securities of such Issuer Common Stock, Issuer will at each such time promptly give written notice to any Holder, including Grantee and any permitted transferee ("Selling Shareholders") of its intention to do so and, upon the written request of any Selling Shareholder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such registration by the Selling Shareholder), Issuer will cause all such shares for which a Selling Shareholder requests participation in such registration, to be so registered; provided, however, that Issuer may elect to not cause any such shares to be so registered
(i) if the managing underwriters, if any, in good faith object to the inclusion of such shares for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 of the Securities Act or any successor Form; provided, further, however, that such election pursuant to (i) may only be made two times. If some, but not all, the shares of Issuer Common Stock, with respect to which Issuer shall have received requests for registration pursuant to this Section 10(a), shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among the Selling Shareholders desiring to register their shares pro rata in the proportion that the number of shares requested to be registered by each such Selling Shareholder bears to the total number of shares requested to be registered by all such Selling Shareholders then desiring to have Issuer Common Stock registered for sale.

         (b) Conditions to Registration. Issuer shall use all reasonable efforts to cause each registration statement referred to in Section 10(a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, that Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings. and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares; provided, however, that Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

         (c) Expenses. Except where applicable state law prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to Section 10(a) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to Section 10(a) above.

         (d) Indemnification. In connection with any registration under Section 10(a) above Issuer hereby indemnifies the Selling Shareholders, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Selling Shareholders, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

         Promptly upon receipt by a party indemnified under this Section 10(d) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 10(d), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 10(d). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified art , or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

         If the indemnification provided for in this Section 10(d) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the Selling Shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the Selling Shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall any Selling Shareholder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

         In connection with any registration pursuant to Section 10(a) above, Issuer and each Selling Shareholder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this Section 10(d).

         (e) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Selling Shareholders thereof in accordance with and to the extent applicable and permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the Selling Shareholders with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

         (f) Issue Taxes. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save the Selling Shareholders harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

         11. Quotation; Listing. If Issuer Common Stock or any other securities to be acquired in connection with the exercise of the Option are then authorized for quotation or trading or listing on the NASDAQ or any securities exchange or market, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NASDAQ or such other securities exchange or market and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

         12. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

          13. Miscellaneous.

          (a) Expenses. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel provided, however, that the Issuer shall bear and pay all fees, costs and expenses incurred in connection with Section 10 hereof.

          (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         (c) Entire Agreement: No Third-Party Beneficiaries; Severability. This Agreement, together with the Plan and the other documents and instruments referred to herein and therein, between Grantee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under Section 10(d) and any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 13(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or Regulatory Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or Regulatory Authority determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Section 5 (as may be adjusted herein), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

         (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to any applicable conflicts of law rules.

         (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth in the Plan (or at such other address for a party as shall be specified by like notice).

         (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

         (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Agreement to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         (i) Further Assurances. In the event of any exercise of the Option by the Holder, Issuer and the Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

         (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

         IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                              REPUBLIC BANCORPORATION, INC.

                                              By:
                                                 ------------------------------
                                                           Title:



                                              EXECUFIRST BANCORP, INC.


                                              By:
                                                 ------------------------------
                                                           Title:

                                                                      EXHIBIT F

                EXECUFIRST BANCORP, INC. STOCK OPTION AGREEMENT

         STOCK OPTION AGREEMENT, dated as of November 17, 1995 (the "Agreement"), by and between ExecuFirst Bancorp, Inc., a Pennsylvania corporation ("Issuer"), and Republic Bancorporation, Inc. a Pennsylvania corporation ("Grantee").

                                    RECITALS

         (A) The Plan. Grantee and Issuer have on a date prior to the date hereof, entered into an Agreement and Plan of Merger, dated as of November 17, 1995 (the "Plan"), providing for, among other things, the merger of Issuer with and into the Grantee, with the Issuer being the surviving corporation.

         (B) Condition to Plan. As a condition and inducement to Grantee's execution of the Plan and Grantee's agreement referred to in the next sentence, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as hereinafter defined). As a condition and inducement to Issuer's execution of the Plan and this Agreement, Grantee has agreed to grant an option to Issuer on terms and conditions substantially identical to those of the Option and this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Plan, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

                  1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Plan.

                  2. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase a number of shares of common stock, par value $.01 per share ("Issuer Common Stock"), of Issuer up to 243,985 of such shares (as adjusted as set forth herein, the "Option Shares", which shall include the Option Shares before and after any transfer of such Option Shares, but in no event shall the number of Option Shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Issuer Common Stock) at a purchase price per Option Share (as adjusted as set forth herein, the "Purchase Price") equal to $5.00 per share of Issuer Common Stock.

                  3. Transferability of Option. The Option granted hereunder may not be transferred by the Grantee except to a "Parent Corporation" or a "Subsidiary Corporation", as such terms are defined in subsections (e) and (f), respectively, of Section 424 of the Internal Revenue Code of 1986, as amended.

                  4. Exercise of Option.

                     (a) Provided that (i) Grantee or Holder (as hereinafter defined), as applicable, shall not be in material breach of the agreements or covenants contained in this Agreement or the Plan, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, the Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as hereinafter defined); provided that the Option shall terminate and be of no force and effect upon the earliest to occur of (A) the Effective Time, (B) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event (other than a termination resulting from a willful breach by the Issuer of any covenant contained therein) or (C) twelve (12) months after termination of the Plan if such termination follows the occurrence of a Purchase Event or is due to a willful breach by the Issuer of any covenant, representation or warranty contained therein; provided, however, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law. The term "Holder" shall mean the holder or holders of the Option from time to time, and which initially is Grantee. The rights set forth in Section 9 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

                      (b) As used herein, a "Purchase Event" means any of the following events:

                                    (i) Without Grantee's prior written consent,
Issuer shall have recommended, proposed or announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect (A) a merger, consolidation or similar transaction involving Issuer or any of its significant subsidiaries (other than transactions solely between Issuer's subsidiaries that are not violative of the Plan), (B) the disposition, by sale, lease, exchange or otherwise, of assets or deposits of Issuer or any of its significant subsidiaries representing in either case 22.5% or more of the consolidated assets or deposits of Issuer and its subsidiaries or (C) the issuance, sale or other disposition by Issuer of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 22.5% or more of the voting power of the Issuer or any of its significant subsidiaries (each of (A), (B) or (C) an "Acquisition Transaction"); or

                                    (ii) any person (other than Grantee or any
subsidiary of Grantee shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act), other than a group of which Grantee or Issuer or any affiliates or persons participating with any affiliate or any subsidiary of Grantee or Issuer shall have been formed to have acquired beneficial ownership of or has the right to acquire beneficial ownership of, 22.5% or more of the voting power of Issuer or any of its significant subsidiaries.
                           (c) Issuer shall notify Grantee promptly in writing
of the occurrence of any Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.

                           (d) In the event Holder wishes to exercise the
Option or any part thereof, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing

Date"); provided that the first notice of exercise shall be sent to Issuer within 180 days after the first Purchase Event of which Grantee has been notified and if no such notification is given within such 180 day time period, the right to exercise shall expire. If prior notification to or approval of any Regulatory Authority is required in connection with such purchase, Issuer shall cooperate with the Holder in the filing of the required notice of application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods). Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

                  5. Payment and Delivery of Certificates.

                     (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in Section 13(f).

                     (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in
Section 4(a), (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all Liens and subject to no preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.
                    (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OR A VALID EXEMPTION THEREFROM. THE SHARES ARE SUBJECT TO FURTHER RESTRICTIONS WITH RESPECT TO SALE OF TRANSFER PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF NOVEMBER 17, 1995. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that the portion of the above legend relating to the Securities Act shall be removed by delivery of substitute certificates without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

                    (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under Section 4(d), the tender of the applicable purchase price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Holder. Issuer shall pay all expenses, and any and all United States federal, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section in the name of Holder or its assignee, transferee, or designee.

                    (e) Issuer agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements and (B) in the event prior approval of or notice to any Regulatory Authority is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Regulatory Authority as it may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of the Issuer Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Holder against dilution.


                  6. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee (and Holder, if different than Grantee) as follows:
                     (a) Corporate Authority. Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Issuer and the Issuer's Board of Directors, by at least a two-thirds vote, has waived any restriction on ownership imposed by its articles of incorporation ("Articles of Incorporation") with respect to this Option, and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated.


                     (b) Beneficial Ownership. To the best knowledge of Issuer, except for First Fidelity Bank, N.A., or its affiliate or designee, as of the date of this Agreement, no person or group has beneficial ownership of more than 10% of the issued and outstanding shares of Issuer Common Stock.

                      (c) Shares Reserved for Issuance; Capital Stock.
         Issuer has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms, will have reserved for issuance upon the exercise of the Option, that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time purchasable upon exercise of the Option, and all such shares, upon issuance pursuant to the Option, will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances, and security interests (other than those created by this Agreement) and not subject to any preemptive rights.

                      (d) No Violations. The execution, delivery and performance of this Agreement does not or will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, its Articles of Incorporation or by-laws ("By-Laws"), or the comparable governing instruments of any of its subsidiaries, or (B) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or nongovernmental permit or license to which it or any of its subsidiaries is subject, that would, in any case give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.

                  7. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that Grantee has full corporate power and authority to enter into this Agreement and, subject to obtaining the approvals referred to in this Agreement, to consummate the transactions contemplated by this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee; and this Agreement has been duly executed and delivered by Grantee.

                  8. Adjustment upon Changes in Issuer Capitalization, etc. (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 8(a), upon exercise of any option to purchase Issuer Common Stock outstanding on the date hereof or upon conversion into Issuer Common Stock of any convertible security of Issuer outstanding on the date hereof), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance it, together with any share of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option. No provision of this Section 8 shall be deemed to affect or change, or constitute authorization for any violation of, any of the covenants or representations in the Plan.

                      (b) In the event that Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets or deposits to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall be subject to this Agreement in accordance with the terms provided herein and make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of either (x) the Acquiring Corporation (as hereinafter defined), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), Issuer (such person being referred to as "Substitute Option Issuer").


                       (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. Substitute Option Issuer shall also enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

                       (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of Substitute Option per share of Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

                       (e) The following terms have the meanings indicated:

                                    (1) "Acquiring Corporation" shall mean (i)
                           the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, or (iii) the transferee of all or substantially all of Issuer's assets (or a substantial part of the assets of its subsidiaries taken as a whole).

                                    (2) "Substitute Common Stock" shall mean the
                           shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

                                    (3) "Assigned Value" shall mean the highest
                           of (w) the price per share of Issuer Common Stock at which a Tender Offer or an Exchange Offer therefor has been made, (x) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, and (y) the highest closing price for shares of Issuer Common stock within the six month period immediately preceding the consolidation, merger, or sale in question and (z) in the event of a sale of all or substantially all of Issuer's assets or deposits an amount equal to (i) the sum of the price paid in such sale for such assets (and/or deposits) and the current market value of the remaining assets of Issuer, as determined by a nationally or regionally recognized investment banking firm selected by Holder divided by (ii) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer or an Exchange Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally or regionally recognized investment banking firm selected by Holder.

                                    (4) "Average Price" shall mean the average
                           closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger, or sale in question, but in no event higher than the closing price or the purchase price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to the Purchase Price, a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Holder may elect.

                           (f) In no event, pursuant to any of the foregoing
paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for the limitation in the first sentence of this Section 8(f), Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 8(f) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this Section 8(f). This difference in value shall be determined by a nationally-recognized investment banking firm selected by Holder.


                           (g) Issuer shall not enter into any transaction
described in Section 8(b) unless prior to the entering of such transaction the Acquiring Corporation and any person that controls the Acquiring Corporation assumed in writing all the obligations of Issuer hereunder and took all other actions that may be necessary so that the provisions of this
Section 8 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value (other than any diminution in value resulting from the fact that the Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision) than other shares of common stock issued by Substitute Option Issuer).

                9. Repurchase at the Option of Holder. (a) Subject to the last sentence of Section 4(a), at the demand of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 9(d)) and ending 12 months immediately thereafter, Issuer shall repurchase from Holder (i) the Option or any part of the Option or (ii) any or all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The dates on which Holder may exercise its rights under this Section 9 are referred to as the "Request Dates". Such repurchase shall be at an aggregate price (the "Section 9 Repurchase Consideration") equal to the sum of:

                           (i) the aggregate Purchase Price paid by
                    Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

                           (ii) the excess, if any, of (x) the
                    Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

                           (iii) the excess, if any, of the Applicable
                    Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

                    (b) If Holder exercises its rights under this Section 9, Issuer shall, within 10 business days after any Request Date, pay the
Section 9 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment, Holder shall surrender to Issuer the Option or any part of the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has exercised its rights under this Section 9, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all Liens. Notwithstanding the foregoing, to the extent that prior notification to or approval of any Regulatory Authority is required in connection with the payment of all or any portion of the Section 9 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 9, in whole or in part, or to require that Issuer deliver from time to time that portion of the Section 9 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If any Regulatory Authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 9, Issuer shall promptly give notice of such fact to Holder. If any Regulatory Authority prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or
(ii) to the extent permitted by such Regulatory Authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 9(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the repurchase.

          Notwithstanding anything herein to the contrary, all of Holder's rights under this Section 9 shall terminate on the date of termination of this Option pursuant to Section 4(a).

                    (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Issuer
Common Stock paid for any such share by the person or groups described in
Section 9(d)(i), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 8(b)(i), 8(b)(ii) or 8(b)(iii), or
(iii) the highest closing sales price per share of Issuer Common Stock quoted on the NASDAQ Small Cap market or the National Daily Quotation Bureau, as the case may be; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally or regionally recognized investment banking firm selected by Holder, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally or regionally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

                   (d)       As used herein, "Repurchase Event" shall occur if
(i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 8(b)(i), 8(b)(ii) or 8(b)(iii) shall be consummated.


                  10. Registration Rights. (a) If Issuer at any time after the exercise of the Option proposes for any reason to register any shares of Issuer Common Stock under the Securities Act or in the event that any registration pursuant to this Section 10(a) shall be, in whole or in part, an underwritten offering of securities of such Issuer Common Stock, Issuer will at each such time promptly give written notice to any Holder, including Grantee and any permitted transferee ("Selling Shareholders") of its intention to do so and, upon the written request of any Selling Shareholder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such registration by the Selling Shareholder), Issuer will cause all such shares for which a Selling Shareholder requests participation in such registration, to be so registered; provided, however, that Issuer may elect to not cause any such shares to be so registered
(i) if the managing underwriters, if any, in good faith object to the inclusion of such shares for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 of the Securities Act or any successor Form; provided, further, however, that such election pursuant to (i) may only be made two times. If some, but not all, the shares of Issuer Common Stock, with respect to which Issuer shall have received requests for registration pursuant to this Section 10(a), shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among the Selling Shareholders desiring to register their shares pro rata in the proportion that the number of shares requested to be registered by each such Selling Shareholder bears to the total number of shares requested to be registered by all such Selling Shareholders then desiring to have Issuer Common Stock registered for sale.

                   (b) Conditions to Registration. Issuer shall use all reasonable efforts to cause each registration statement referred to in
Section 10(a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, that Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings. and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares; provided, however, that Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

                   (c) Expenses. Except where applicable state law prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to Section 10(a) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to Section 10(a) above.

                    (d) Indemnification. In connection with any registration under Section 10(a) above Issuer hereby indemnifies the Selling Shareholders, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Selling Shareholders, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

                  Promptly upon receipt by a party indemnified under this
Section 10(d) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 10(d), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 10(d). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified art , or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

                  If the indemnification provided for in this Section 10(d) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the Selling Shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the Selling Shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall any Selling

Shareholder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.


                  In connection with any registration pursuant to Section 10(a) above, Issuer and each Selling Shareholder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this Section 10(d).

                 (e) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Selling Shareholders thereof in accordance with and to the extent applicable and permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the Selling Shareholders with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

                 (f) Issue Taxes. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save the Selling Shareholders harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

                  11. Quotation; Listing. If Issuer Common Stock or any other securities to be acquired in connection with the exercise of the Option are then authorized for quotation or trading or listing on the NASDAQ or any securities exchange or market, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NASDAQ or such other securities exchange or market and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

                  12. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

                  13. Miscellaneous.

                      (a) Expenses. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel provided, however, that the Issuer shall bear and pay all fees, costs and expenses incurred in connection with Section 10 hereof.

                       (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                       (c) Entire Agreement: No Third-Party Beneficiaries; Severability. This Agreement, together with the Plan and the other documents and instruments referred to herein and therein, between Grantee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under Section 10(d) and any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 13(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or Regulatory Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or Regulatory Authority determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Section 5 (as may be adjusted herein), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.


                        (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to any applicable conflicts of law rules.

                        (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                        (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth in the Plan (or at such other address for a party as shall be specified by like notice).

                        (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

                        (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto

(whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Agreement to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                         (i) Further Assurances.  In the event of any exercise
of the Option by the Holder, Issuer and the Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

                         (j) Specific Performance.  The parties hereto agree
that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.


         IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                             EXECUFIRST BANCORP, INC.

                                             By:
                                                -----------------------------
                                                           Title:



                                             REPUBLIC BANCORPORATION, INC.


                                             By:
                                                -----------------------------
                                                           Title:

                                                                      EXHIBIT G

                                      ________________, 1996



Republic Bancorporation, Inc.
1515 Market Street
Philadelphia, PA  19102

Gentlemen:

         We have acted as counsel to ExecuFirst Bancorp, Inc. a Pennsylvania corporation ("ExecuFirst"), in connection with the transactions contemplated by the Agreement and Plan of Merger dated as of the ______ of November, 1995, by and between Republic Bancorporation, Inc. ("Republic") and ExecuFirst (the "Plan of Merger"), pursuant to which Republic will be merged with and into ExecuFirst (the "Merger").

         In connection with the opinion hereinafter set forth, we have examined the originals (or copies certified or otherwise identified to us to our satisfaction as true copies, by the appropriate public officials or appropriate corporate officers of ExecuFirst) of (i) the Plan of Merger; (ii) the ExecuFirst Stock Option Agreement; (iii) the Joint Proxy Statement dated _____________, 1996 (the "Joint Proxy Statement"); (iv) the Certificate of Incorporation of each of ExecuFirst and any of its subsidiaries; (v) the By-Laws of each of ExecuFirst and any of its subsidiaries; (vi) certificate of good standing of the Secretary of State or other comparable public official for each of ExecuFirst and any of its subsidiaries; (vii) minutes and records of the corporation proceedings of ExecuFirst with respect to the transactions contemplated by the Merger; (viii) certain resolutions adopted by the Board of Directors of ExecuFirst relating to the Plan of Merger and the transactions contemplated therein and (ix) minutes of the Special Meeting of ExecuFirst's shareholders held on _________, 1996. We have also examined such other documents and instruments and made such other investigations of law and fact as we have deemed necessary or appropriate for the purposes of this opinion.

         In our examination of the foregoing documents, we have assumed: (i) the due authorization, execution and delivery by all relevant parties, other than ExecuFirst, of all agreements to which ExecuFirst is a party including, but not limited to, the Plan of Merger; (ii) the legal capacity of all natural persons;
(iii) the genuineness of all signatures; and (iv) the authenticity of all documents submitted to us as originals as well as the conformity to the originals of all documents submitted to us as photostatic copies. We have further assumed the existence and good standing of each entity that is a party to the documents examined by us (other than ExecuFirst) under the laws of the jurisdiction of its formation or organization and that the documents examined by us are in full force and effect and have not been amended, supplemented or otherwise modified, except where we are aware of any such amendment, supplement or other modification.

         For purposes of this opinion letter, we have assumed that: (i) Republic has all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its obligations under the Plan of Merger; (ii) Republic has duly authorized, executed and delivered the Plan of Merger and the Republic Stock Option Agreement; (iii) each of Republic and any of its subsidiaries is validly existing and in good standing in its jurisdiction of incorporation; and (iv) the Plan of Merger constitutes a valid and binding obligation, enforceable against Republic in accordance with its terms.

         All capitalized terms not otherwise defined herein have the meaning ascribed to them in the Plan of Merger.

         Based upon the foregoing, and subject to the qualifications and limitations hereinafter set forth, it is our opinion that:

          1. ExecuFirst and each of its subsidiaries, are corporations duly organized and existing in good standing under the laws of their jurisdiction of incorporation.

          2. Each of ExecuFirst and its subsidiaries has the corporate power and authority to carry on their banking and corporate businesses as are now being conducted and to own all their material properties and assets and to possess all governmental, regulatory and other permits and licenses.

          3. Each of the Plan of Merger and ExecuFirst Stock Option Agreement have been duly authorized by all necessary corporate action of ExecuFirst and have been duly executed and delivered by ExecuFirst; all regulatory approvals required to be obtained by ExecuFirst for the consummation of the transactions contemplated by the Plan of Merger and ExecuFirst Stock Option Agreement have been obtained; and, assuming the due authorization, execution and delivery by ExecuFirst of the Plan of Merger and ExecuFirst Stock Option Agreement, and the filing thereof with all required federal or state authorities, the Plan of Merger and ExecuFirst Stock Option Agreement will be valid and binding in accordance with their terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to the enforcement of creditors' rights generally and to general equitable principles.

          4. ExecuFirst's authorized capital stock consists of 20,000,000 shares of common stock, $0.01 par value per share (the "Common Stock") and 10,000,000 shares of preferred stock, $0.01 par value per share (the "Preferred Stock"), of which ________________ shares of Common Stock and no shares of Preferred Stock are outstanding. All of ExecuFirst's issued and outstanding Common Stock to be exchanged in connection with the Merger have been duly authorized and when issued pursuant to the Plan of Merger will be validly issued, fully paid and non-assessable and subject to no preemptive rights; and, except as Previously Disclosed in Section 4.04(B) of its Disclosure Letter, to the best of our knowledge, there are no existing options, warrants, calls, commitments or other rights of any character granted by ExecuFirst relating to its authorized or issued stock.

          5. ExecuFirst is the owner of record of all authorized and issued and outstanding capital stock of First Executive Bank (to the best of our knowledge, ExecuFirst is the beneficial owner of all authorized and outstanding capital stock of First Executive Bank); and we know of no existing options, calls, commitments or other rights of any character granted by ExecuFirst or First Executive Bank relating to the authorized or issued and outstanding stock of First Executive Bank.

          6. Such number of shares of Common Stock as are issuable upon exercise of the Option granted pursuant to the ExecuFirst Stock Option Agreement (the "Option Shares") have been duly authorized by the Board of Directors and reserved for issuance. The Option Shares when issued in accordance with the terms of the ExecuFirst Stock Option Agreement, will be duly and validly issued, outstanding, fully paid and non-assessable.

          7. The delivery and consummation of the transactions contemplated by the Plan of Merger and ExecuFirst Stock Option Agreement and the consummation of the Merger does not violate or conflict with ExecuFirst's Certificate of Incorporation or By-Laws, any federal or state banking law or the Pennsylvania Business Corporation Law of 1988, as amended.

          8. Except as Previously Disclosed in its Disclosure Letter, the execution, delivery and performance of the Plan of Merger by ExecuFirst did not, and the consummation of the transactions contemplated thereby by ExecuFirst does not, constitute:

                  (i) to the best of our knowledge, after due investigation, a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, government permit or license, or agreement, indenture or instrument of ExecuFirst or any of its subsidiaries or to which ExecuFirst or any of its subsidiaries are subject or bound and identified to us by ExecuFirst and set forth on Annex "A" hereto; or

                  (ii) a breach or violation of, or a default under, the Certificate of Incorporation or By-Laws of ExecuFirst or any of its subsidiaries; or

                  (iii) to the best of our knowledge, the consummation of the transactions contemplated thereby will not require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, indenture or instrument, except for such consents or approvals which have already been obtained.

          9. To the best of our knowledge, and except as previously Disclosed in its Disclosure Letter or as previously disclosed in writing on or prior to the date hereof (i) no material litigation, proceeding or controversy before any court or governmental agency is pending against ExecuFirst or any of its subsidiaries or their properties and no such litigation, proceeding or controversy has been threatened; (ii) no material litigation, proceeding or controversy before any court is pending against any of ExecuFirst's current officers or directors or its subsidiaries' current officers or directors with respect to the business of ExecuFirst or any of its subsidiaries; (iii) neither ExecuFirst nor any of its subsidiaries or any of their properties are party to or subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or commitment letter or similar submission to any regulation authority; and (iv) neither ExecuFirst nor any of its subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating, issuing or requesting any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission.

         We advise you further as follows:

         In connection with the Plan of Merger and the transactions contemplated thereby, we have rendered legal advice and assistance to ExecuFirst in connection with the preparation of the Joint Proxy Statement. Rendering such legal advice and assistance involved, among other things, discussions and inquiries concerning various legal and related subjects and reviews of and reports on, certain records, documents and proceedings. We also participated in conferences with your representatives, counsel and accountants and those of ExecuFirst at which the contents of the Joint Proxy Statement and related materials were discussed and reviewed. The limitations inherent in the review of factual and other matters included in or contemplated by the Joint Proxy Statement or any amendment or supplement thereto, and the character of determinations involved in the registration process and in the solicitation of proxies are such, however, that we do not make any warranty or representation concerning, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Joint Proxy Statement or any amendment or supplement thereto.

         Based upon and subject to the foregoing, but without passing upon, or making any warranty or representation as to, the accuracy, completeness or fairness of the statements contained in the Joint Proxy Statement or any amendment or supplement thereto (a) nothing has come to our attention that would lead us to believe that the Joint Proxy Statement at the date of its mailing, at the date of the meeting of ExecuFirst's shareholders, or at the Effective Date on the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that, with your consent, we express no belief or opinion with respect to the financial statements and schedules and other statistical and financial data included in the Registration Statement). Nothing has come to our attention that would lead us to believe that the information contained in the Joint Proxy Statement, at the time which has been identified to us by ExecuFirst for these purposes as being the time when the Joint Proxy Statement was first mailed to the shareholders of ExecuFirst and at the time of ExecuFirst's meeting of such shareholders held on _____________, 1996 (and reconvened on ___________, 1996), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that, with your consent, we express no belief or opinion with respect to the financial statements and schedules and other statistical and financial data included in the Joint Proxy Statement).

         Our opinion is subject to the following qualifications, limitations and exceptions:

         Whenever any statement herein is qualified by the phrase "to the best of our knowledge," or "to our knowledge," it is intended to indicate that, during the course of our representation of ExecuFirst or any of its subsidiaries, no information that would give us actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys presently in this firm and who are actively engaged in the representation of ExecuFirst or its subsidiaries. Insofar as this opinion relates to factual matters, information with respect to which is in the actual possession of ExecuFirst or its subsidiaries, we have made inquiries of ExecuFirst personnel to the extent we believe reasonable with respect to such matters and have relied upon representations made to us by one or more officers of ExecuFirst and its subsidiaries.

         Our opinion is limited to the laws of the United States, the laws of the Commonwealth of Pennsylvania and the Pennsylvania Business Corporation Law of 1988, as amended, and we express no opinion with respect to the laws of any other jurisdiction.

         This letter and the opinion and advice set forth herein are not to be quoted or otherwise referred to in any document or filed with any governmental agency, entity or person, or relied upon by any agency, entity or person other than the addressee, without the prior written consent of this firm.

                                            Very truly yours,

                                   ________________, 1996




ExecuFirst Bancorp, Inc.
1513 Walnut Street
Philadelphia, PA  19102

Gentlemen:

         We have acted as counsel to Republic Bancorporation, Inc. a Pennsylvania corporation ("Republic"), in connection with the transactions contemplated by the Agreement and Plan of Merger dated as of the ______ of November, 1995, by and between ExecuFirst Bancorp, Inc. and Republic (the "Plan of Merger"), pursuant to which Republic will be merged with and into ExecuFirst (the "Merger").

         In connection with the opinion hereinafter set forth, we have examined the originals (or copies certified or otherwise identified to us to our satisfaction as true copies, by the appropriate public officials or appropriate corporate officers of Republic) of (i) the Plan of Merger; (ii) the Republic Stock Option Agreement; (iii) the Joint Proxy Statement dated _____________, 1996 (the "Joint Proxy Statement"); (iv) the Certificate of Incorporation of each of Republic and any of its subsidiaries; (v) the By-Laws of each of Republic and any of its subsidiaries; (vi) certificate of good standing of the Secretary of State or other comparable public official for each of Republic and any of its subsidiaries; (vii) minutes and records of the corporation proceedings of Republic with respect to the transactions contemplated by the Merger; (viii) certain resolutions adopted by the Board of Directors of Republic relating to the Plan of Merger and the transactions contemplated therein and
(ix) minutes of the Special Meeting of Republic's shareholders held on ________, 1996. We have also examined such other documents and instruments and made such other investigations of law and fact as we have deemed necessary or appropriate for the purposes of this opinion.

         In our examination of the foregoing documents, we have assumed: (i) the due authorization, execution and delivery by all relevant parties, other than Republic, of all agreements to which Republic is a party including, but not limited to, the Plan of Merger; (ii) the legal capacity of all natural persons;
(iii) the genuineness of all signatures; and (iv) the authenticity of all documents submitted to us as originals as well as the conformity to the originals of all documents submitted to us as photostatic copies. We have further assumed the existence and good standing of each entity that is a party to the documents examined by us (other than Republic) under the laws of the jurisdiction of its formation or organization and that the documents examined by us are in full force and effect and have not been amended, supplemented or otherwise modified, except where we are aware of any such amendment, supplement or other modification.

         For purposes of this opinion letter, we have assumed that: (i) ExecuFirst has all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its obligations under the Plan of Merger; (ii) ExecuFirst has duly authorized, executed and delivered the Plan of Merger and the ExecuFirst Stock Option Agreement; (iii) each of ExecuFirst and any of its subsidiaries is validly existing and in good standing in its jurisdiction of incorporation; and (iv) the Plan of Merger constitutes a valid and binding obligation, enforceable against ExecuFirst in accordance with its terms.

         All capitalized terms not otherwise defined herein have the meaning ascribed to them in the Plan of Merger.

         Based upon the foregoing, and subject to the qualifications and limitations hereinafter set forth, it is our opinion that:

          1. Republic and each of its subsidiaries, are corporations duly organized and existing in good standing under the laws of their jurisdiction of incorporation.

          2. Each of Republic and its subsidiaries has the corporate power and authority to carry on their banking and corporate businesses as are now being conducted and to own all their material properties and assets and to possess all governmental, regulatory and other permits and licenses.

          3. Each of the Plan of Merger and Republic Stock Option Agreement have been duly authorized by all necessary corporate action of Republic and have been duly executed and delivered by Republic; all regulatory approvals required to be obtained by Republic for the consummation of the transactions contemplated by the Plan of Merger and Republic Stock Option Agreement have been obtained; and, assuming the due authorization, execution and delivery by ExecuFirst of the Plan of Merger and Republic Stock Option Agreement, and the filing thereof with all required federal or state authorities, the Plan of Merger and Republic Stock Option Agreement will be valid and binding in accordance with their terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to the enforcement of creditors' rights generally and to general equitable principles.

          4. Republic's authorized capital stock consists of 10,000,000 shares of common stock, $0.01 par value per share (the "Common Stock") and 10,000,000 shares of preferred stock, $0.01 par value per share (the "Preferred Stock"), of which ________________ shares of Common Stock and no shares of Preferred Stock are outstanding. All of Republic's issued and outstanding Common Stock to be exchanged in connection with the Merger have been duly authorized and are validly issued, fully paid and non-assessable and subject to no preemptive rights or rights of rescission; and, except as Previously Disclosed in Section 4.03(B) of its Disclosure Letter, to the best of our knowledge, there are no existing options, warrants, calls, commitments or other rights of any character granted by Republic relating to its authorized or issued stock.

          5. Republic is the owner of record of all authorized and issued and outstanding capital stock of Republic Bank (to the best of our knowledge, Republic is the beneficial owner of all authorized and outstanding capital stock of Republic Bank); and we know of no existing options, calls, commitments or other rights of any character granted by Republic or Republic Bank relating to the authorized or issued and outstanding stock of Republic Bank.

          6. Such number of shares of Common Stock as are issuable upon exercise of the Option granted pursuant to the Republic Stock Option Agreement (the "Option Shares") have been duly authorized by the Board of Directors and reserved for issuance. The Option Shares when issued in accordance with the terms of the Republic Stock Option Agreement, will be duly and validly issued, outstanding, fully paid and non-assessable.

          7. The delivery and consummation of the transactions contemplated by the Plan of Merger and Republic Stock Option Agreement and the consummation of the Merger does not violate or conflict with Republic's Certificate of Incorporation or By-Laws, any federal or state banking law or the Pennsylvania Business Corporation Law of 1988, as amended.

          8. Except as Previously Disclosed in its Disclosure Letter, the execution, delivery and performance of the Plan of Merger by Republic did not, and the consummation of the transactions contemplated thereby by Republic does not, constitute:

                  (i) to the best of our knowledge, after due investigation, a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, government permit or license, or agreement, indenture or instrument of Republic or any of its subsidiaries or to which Republic or any of its subsidiaries are subject or bound and identified to us by Republic and set forth on Annex "A" hereto; or

                  (ii) a breach or violation of, or a default under, the Certificate of Incorporation or By-Laws of Republic or any of its subsidiaries; or

                  (iii) to the best of our knowledge, the consummation of the transactions contemplated thereby will not require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, indenture or instrument, except for such consents or approvals which have already been obtained.

          9. To the best of our knowledge, and except as previously Disclosed in its Disclosure Letter or as previously disclosed in writing on or prior to the date hereof (i) no material litigation, proceeding or controversy before any court or governmental agency is pending against Republic or any of its subsidiaries or their properties and no such litigation, proceeding or controversy has been threatened; (ii) no material litigation, proceeding or controversy before any


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court is pending against any of Republic's current officers or directors or its subsidiaries' current officers or directors with respect to the business of Republic or any of its subsidiaries; (iii) neither Republic nor any of its subsidiaries or any of their properties are party to or subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or commitment letter or similar submission to any regulation authority; and (iv) neither Republic nor any of its subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating, issuing or requesting any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission.

         We advise you further as follows:

         In connection with the Plan of Merger and the transactions contemplated thereby, we have rendered legal advice and assistance to Republic in connection with the preparation of the Joint Proxy Statement. Rendering such legal advice and assistance involved, among other things, discussions and inquiries concerning various legal and related subjects and reviews of and reports on, certain records, documents and proceedings. We also participated in conferences with your representatives, counsel and accountants and those of Republic at which the contents of the Joint Proxy Statement and related materials were discussed and reviewed. The limitations inherent in the review of factual and other matters included in or contemplated by the Joint Proxy Statement or any amendment or supplement thereto, and the character of determinations involved in the registration process and in the solicitation of proxies are such, however, that we do not make any warranty or representation concerning, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Joint Proxy Statement or any amendment or supplement thereto.

         Based upon and subject to the foregoing, but without passing upon, or making any warranty or representation as to, the accuracy, completeness or fairness of the statements contained in the Joint Proxy Statement or any amendment or supplement thereto (a) nothing has come to our attention that would lead us to believe that the Joint Proxy Statement at the date of its mailing, at the date of the meeting of Republic's shareholders, or at the Effective Date on the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that, with your consent, we express no belief or opinion with respect to the financial statements and schedules and other statistical and financial data included in the Registration Statement). Nothing has come to our attention that would lead us to believe that the information contained in the Joint Proxy Statement, at the time which has been identified to us by Republic for these purposes as being the time when the Joint Proxy Statement was first mailed to the shareholders of Republic and at the time of Republic's meeting of such shareholders held on _____________, 1996 (and reconvened on ___________, 1996), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that, with your consent, we express no belief or opinion with respect to the financial statements and schedules and other statistical and financial data included in the Joint Proxy Statement).

         Our opinion is subject to the following qualifications, limitations and exceptions:

         Whenever any statement herein is qualified by the phrase "to the best of our knowledge," or "to our knowledge," it is intended to indicate that, during the course of our representation of Republic or any of its subsidiaries, no information that would give us actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys presently in this firm and who are actively engaged in the representation of Republic or its subsidiaries. Insofar as this opinion relates to factual matters, information with respect to which is in the actual possession of Republic or its subsidiaries, we have made inquiries of Republic personnel to the extent we believe reasonable with respect to such matters and have relied upon representations made to us by one or more officers of Republic and its subsidiaries.

         Our opinion is limited to the laws of the United States, the laws of the Commonwealth of Pennsylvania and the Pennsylvania Business Corporation Law of 1988, as amended, and we express no opinion with respect to the laws of any other jurisdiction.

         This letter and the opinion and advice set forth herein are not to be quoted or otherwise referred to in any document or filed with any governmental agency, entity or person, or relied upon by any agency, entity or person other than the addressee, without the prior written consent of this firm.





                                                  Very truly yours,
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